Oi S.A. – under Judicial Reorganization and Subsidiaries

Financial Statements for the Quarters

Ended March 31, 2020 and

Report on the Review of the Interim Financial Information

Interim Financial Information (ITR) - March 31, 2020 - OI S.A. – UNDER JUDICIAL REORGANIZATION	Version: 1

Interim Financial Information (ITR) - March 31, 2020 - OI S.A. – UNDER JUDICIAL REORGANIZATION	Version: 1

Company Data / Capital Breakdown

Number of Shares (thousand)	Current Quarter 03/31/2020
Paid-in Capital
Common shares	5,796,478
Preferred shares	157,727
Total	5,954,205
In Treasury
Common shares	30
Preferred shares	1,812
Total	1,842

Interim Financial Information (ITR) - March 31, 2020 - OI S.A. – UNDER JUDICIAL REORGANIZATION	Version: 1

Individual Balance Sheets as at March 31, 2020 and 2019
Assets

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 03/31/2020	Prior Year 12/31/2019
1	Total assets	40,284,045	42,271,744
1.01	Current assets	7,391,689	8,627,912
1.01.01	Cash and cash equivalents	3,205,253	949,967
1.01.02	Cash investments	179,559	177,869
1.01.02.01	Cash investments measured at fair value through profit or loss	179,559	177,869
1.01.02.01.01	Held-for-trading securities	179,559	177,869
1.01.03	Accounts receivable	1,513,109	1,383,264
1.01.03.01	Trade receivables	1,513,109	1,383,264
1.01.04	Inventories	47,200	45,305
1.01.06	Recoverable taxes	80,474	74,724
1.01.06.01	Current recoverable taxes	80,474	74,724
1.01.07	Prepaid expenses	158,706	155,513
1.01.08	Other current assets	2,207,388	5,841,270
1.01.08.03	Other	2,207,388	5,841,270
1.01.08.03.01	Due from subsidiaries	29,954	380,963
1.01.08.03.02	Other taxes	453,417	485,428
1.01.08.03.03	Judicial deposits	1,126,227	1,198,219
1.01.08.03.04	Dividends and interest on capital	3,499	3,499
1.01.08.03.05	Pension plan assets	3,879	5,174
1.01.08.03.06	Held-for-sale assets	286,784	3,464,478
1.01.08.03.07	Other taxes	303,628	303,509
1.02	Non-current assets	32,892,356	33,643,832
1.02.01	Long-term receivables	11,479,574	9,721,728
1.02.01.01	Cash investments measured at fair value through profit or loss	4,870	4,827
1.02.01.01.01	Securities at fair value	4,870	4,827
1.02.01.08	Prepaid expenses	96,706	105,813
1.02.01.09	Due from related parties	6,920,386	5,202,853
1.02.01.09.02	Due from subsidiaries	6,920,386	5,202,853
1.02.01.10	Other non-current assets	4,457,612	4,408,235
1.02.01.10.03	Other taxes	1,132,556	1,232,879
1.02.01.10.04	Judicial deposits	3,240,965	3,092,011
1.02.01.10.05	Pension plan assets	51,669	50,680
1.02.01.10.06	Other taxes	32,422	32,665
1.02.02	Investments	12,040,226	14,497,222
1.02.02.01	Equity interests	12,040,226	14,497,222
1.02.02.01.02	Investments in subsidiaries	12,026,154	14,483,150
1.02.02.01.04	Other investments	14,072	14,072
1.02.03	Property, plant and equipment	7,169,043	7,120,511
1.02.03.01	Property, plant and equipment in service	6,372,805	6,369,139
1.02.03.02	Right of use in a lease	720,000	659,131
1.02.03.03	Property, plant and equipment in progress	76,238	92,241
1.02.04	Intangible assets	2,203,513	2,304,371
1.02.04.01	Intangible assets	2,203,513	2,304,371
1.02.04.01.02	Regulatory licenses	2,132,964	2,225,787

Interim Financial Information (ITR) - March 31, 2020 - OI S.A. – UNDER JUDICIAL REORGANIZATION	Version: 1

Individual Balance Sheets as at March 31, 2020 and 2019
Assets

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 03/31/2020	Prior Year 12/31/2019
1.02.04.01.03	Software	44,952	52,567
1.02.04.01.04	Intangibles in progress	12,570	12,489
1.02.04.01.05	Other	13,027	13,528

Interim Financial Information (ITR) - March 31, 2020 - OI S.A. – UNDER JUDICIAL REORGANIZATION	Version: 1

Individual Balance Sheets as at March 31, 2020 and 2019
Liabilities and Shareholders’ Equity

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 03/31/2020	Prior Year 12/31/2019
2	Total liabilities and shareholders’ equity	40,284,045	42,271,744
2.01	Current liabilities	2,219,318	2,577,353
2.01.01	Payroll and related taxes	139,524	159,382
2.01.01.02	Mandatory benefits	139,524	159,382
2.01.02	Trade payables	807,639	1,025,052
2.01.02.01	Domestic suppliers	807,639	1,025,052
2.01.02.01.01	Trade payables	732,578	788,447
2.01.02.01.02	Trade payables subject to the Judicial Reorganization	75,061	236,605
2.01.04	Borrowings and financing	160,763	319,569
2.01.04.01	Borrowings and financing	160,763	319,569
2.01.04.01.01	In local currency	5,933	5,149
2.01.04.01.02	In foreign currency	154,830	314,420
2.01.05	Other payables	842,595	786,746
2.01.05.02	Other	842,595	786,746
2.01.05.02.01	Dividends and interest on capital payable	4,780	4,761
2.01.05.02.04	Other taxes	169,238	172,674
2.01.05.02.05	Tax refinancing program	55,001	54,894
2.01.05.02.06	Derivative financial instruments	0	1,152
2.01.05.02.07	Licenses and concessions payable	4,734	0
2.01.05.02.08	Leases payable	130,705	114,652
2.01.05.02.09	Other payables	478,137	438,613
2.01.06	Provisions	268,797	286,604
2.01.06.01	Tax, social security, labor, and civil provisions	268,797	286,604
2.01.06.01.01	Tax provisions	7,195	7,195
2.01.06.01.02	Social security and labor provisions	83,327	108,652
2.01.06.01.04	Civil provisions	178,275	170,757
2.02	Non-current liabilities	26,639,628	22,044,065
2.02.01	Borrowings and financing	12,416,393	10,305,594
2.02.01.01	Borrowings and financing	12,416,393	10,305,594
2.02.01.01.01	In local currency	3,782,537	3,680,314
2.02.01.01.02	In foreign currency	8,633,856	6,625,280
2.02.02	Other payables	12,027,736	9,687,951
2.02.02.01	Due to related parties	1,110,988	783,404
2.02.02.01.02	Payables to subsidiaries	1,110,988	783,404
2.02.02.02	Other	10,916,748	8,904,547
2.02.02.02.03	Trade payables subject to the Judicial Reorganization	966,296	935,401
2.02.02.02.04	Tax refinancing program	195,557	208,790
2.02.02.02.05	Other taxes	541,884	538,308
2.02.02.02.06	Provision for negative shareholders’ equity	5,859,152	4,469,749
2.02.02.02.07	Leases payable	589,873	541,707
2.02.02.02.08	Other payables	2,763,986	2,210,592
2.02.03	Deferred taxes	0	12,085
2.02.03.01	Deferred income tax and social contribution	0	12,085
2.02.04	Provisions	2,195,499	2,038,435
2.02.04.01	Tax, social security, labor, and civil provisions	2,195,499	2,038,435
2.02.04.01.01	Tax provisions	146,684	138,998

Interim Financial Information (ITR) - March 31, 2020 - OI S.A. – UNDER JUDICIAL REORGANIZATION	Version: 1

Individual Balance Sheets as at March 31, 2020 and 2019
Liabilities and Shareholders’ Equity

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 03/31/2020	Prior Year 12/31/2019
2.02.04.01.02	Social security and labor provisions	610,450	555,719
2.02.04.01.03	Accrued employee benefits	651,641	633,012
2.02.04.01.04	Civil provisions	786,724	710,706
2.03	Shareholders’ equity	11,425,099	17,650,326
2.03.01	Realized capital	32,538,937	32,538,937
2.03.02	Capital reserves	3,876,320	3,873,456
2.03.02.02	Special merger goodwill reserve	1,750,494	1,750,494
2.03.02.05	Treasury shares	-33,315	-33,315
2.03.02.08	Other capital reserves	1,379,234	1,379,234
2.03.02.09	Share-based compensation	2,864	0
2.03.02.10	Interest on construction in progress	745,756	745,756
2.03.02.11	Law 8200/91 monetary correction	31,287	31,287
2.03.05	Retained earnings/accumulated losses	-24,008,019	-17,727,954
2.03.06	Valuation adjustments to equity	-801,073	-801,073
2.03.08	Other comprehensive income	-181,066	-233,040

Interim Financial Information (ITR) - March 31, 2020 - OI S.A. – UNDER JUDICIAL REORGANIZATION	Version: 1

Individual Statements of Profit or Loss
for the Quarters Ended March 31, 2020 and 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 1/1/2020 to 3/31/2020	Prior Year’s Quarter 1/1/2019 to 3/31/2019
3.01	Net operating revenue	806,658	995,551
3.02	Cost of sales and/or services	-680,976	-800,239
3.03	Gross profit	125,682	195,312
3.04	Operating expenses/income	-5,149,550	-30,517
3.04.01	Selling expenses	-140,746	-215,831
3.04.02	General and administrative expenses	-217,548	-222,472
3.04.04	Other operating income	151,297	887,635
3.04.05	Other operating expenses	-65,987	-43,989
3.04.06	Share of results of investees	-4,876,566	-435,860
3.05	Profit (loss) before financial income (expenses) and taxes	-5,023,868	164,795
3.06	Financial income (expenses)	-1,268,282	429,882
3.06.01	Financial income	8,119,608	1,133,369
3.06.02	Financial expenses	-9,387,890	-703,487
3.07	Profit before taxes on income	-6,292,150	594,677
3.08	Income tax and social contribution	12,085	-26,274
3.08.01	Current	0	-1,805
3.08.02	Deferred	12,085	-24,469
3.09	Profit (loss) for the period from continuing operations	-6,280,065	568,403
3.11	Profit/loss for the period	-6,280,065	568,403
3.99	Earnings per share - (R$ per share)
3.99.01	Basic earnings per share
3.99.01.01	Common shares (ON)	-1.06000	0.10000
3.99.01.02	Preferred shares (PN)	-1.06000	0.10000
3.99.02	Diluted earnings per share
3.99.02.01	Common shares (ON)	-1.06000	0.10000
3.99.02.02	Preferred shares (PN)	-1.06000	0.10000

Interim Financial Information (ITR) - March 31, 2020 - OI S.A. – UNDER JUDICIAL REORGANIZATION	Version: 1

Individual Statements of Comprehensive Income
for the Quarters Ended March 31, 2020 and 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 1/1/2020 to 3/31/2020	Prior Year’s Quarter 1/1/2019 to 3/31/2019
4.01	Profit for the period	-6,280,065	568,403
4.02	Other comprehensive income	51,974	34,188
4.02.01	Hedge accounting gain	1,152	11,564
4.02.02	Exchange losses on investment abroad	50,822	22,624
4.03	Comprehensive income for the period	-6,228,091	602,591

Interim Financial Information (ITR) - March 31, 2020 - OI S.A. – UNDER JUDICIAL REORGANIZATION	Version: 1

Individual Statements of Cash Flows - Indirect Method
for the Quarters Ended March 31, 2020 and 2019

(In thousands of Brazilian reais – R$)

Code	Line Item	Current Quarter 1/1/2020 to 3/31/2020	Prior Year’s Quarter 1/1/2019 to 3/31/2019
6.01	Net cash from operating activities	-533,942	-1,224,461
6.01.01	Cash generated by operations	14,988	155,759
6.01.01.01	Pre-tax profit	-6,292,150	594,677
6.01.01.02	Charges, interest income, monetary correction, and exchange differences	5,821,685	67,114
6.01.01.03	Debt discount amortization and monetary correction and exchange differences	-5,042,257	291,411
6.01.01.04	Fair value adjustment to other liabilities	34,146	18,488
6.01.01.05	Derivative transactions	127,581	-59,799
6.01.01.06	Depreciation and amortization	381,924	443,128
6.01.01.07	Expected losses on trade receivables	15,372	41,432
6.01.01.08	Provisions/(reversals)	42,990	18,000
6.01.01.09	Equity in investees	4,876,566	435,860
6.01.01.10	Loss on disposal of non-current assets	18,360	5,631
6.01.01.11	Concession Agreement Extension Fee - ANATEL	15,144	13,028
6.01.01.12	Tax recovery	-33,128	-1,479,741
6.01.01.13	Monetary correction to provisions/(reversals)	94,832	39,064
6.01.01.14	Monetary correction to tax refinancing program	1,362	2,812
6.01.01.15	Other	-47,439	-275,346
6.01.02	Changes in assets and liabilities	-197,494	-754,869
6.01.02.01	Accounts receivable	-145,217	-192,038
6.01.02.02	Inventories	-1,437	6,119
6.01.02.03	Taxes	91,359	-18,972
6.01.02.04	Increases/decreases of cash investments	716	4,656
6.01.02.05	Trade payables	-338,232	-341,152
6.01.02.06	Payroll, related taxes and benefits	-19,858	-12,965
6.01.02.07	Provisions	-25,662	-135,038
6.01.02.08	Other assets and liabilities	240,837	-65,479
6.01.03	Other	-351,436	-625,351
6.01.03.01	Financial charges paid - debt	-351,436	-603,211
6.01.03.02	Income tax and social contribution paid - Company	0	-963
6.01.03.03	Income tax and social contribution paid - third parties	0	-21,177
6.02	Net cash from investing activities	2,818,281	-143,839
6.02.01	Purchases of tangibles and intangibles	-236,626	-237,255
6.02.02	Due from related parties and debentures - receipts	365,493	161
6.02.03	(increase)/decrease of investments	0	9,603
6.02.04	Cash received due to capital reduction in subsidiary - PT Participações	2,755,201	0
6.02.05	Judicial deposits	-6,621	-17,264
6.02.06	Redemption of judicial deposits	120,466	100,916
6.02.07	Capital increase in subsidiaries	-179,632	0
6.03	Net cash from financing activities	-178,982	3,930,724
6.03.02	Proceeds from (repayments of) derivative financial instrument transactions	-128,733	46,684
6.03.03	Capital increase	0	4,000,000
6.03.04	Commitment to investors premium	0	-49,573

Interim Financial Information (ITR) - March 31, 2020 - OI S.A. – UNDER JUDICIAL REORGANIZATION	Version: 1

Individual Statements of Cash Flows - Indirect Method
for the Quarters Ended March 31, 2020 and 2019

(In thousands of Brazilian reais – R$)

Code	Line Item	Current Quarter 1/1/2020 to 3/31/2020	Prior Year’s Quarter 1/1/2019 to 3/31/2019
6.03.05	Tax financing program	-14,487	-39,867
6.03.06	Leases	-35,762	-23,948
6.03.07	Share buyback	0	-2,572
6.04	Exchange differences on cash and cash equivalents	149,929	0
6.05	Increase (decrease) in cash and cash equivalents	2,255,286	2,562,424
6.05.01	Cash and cash equivalents at the beginning of the period	949,967	1,669,059
6.05.02	Cash and cash equivalents at the end of the period	3,205,253	4,231,483

Interim Financial Information (ITR) - March 31, 2020 - OI S.A. – UNDER JUDICIAL REORGANIZATION	Version: 1

Individual Statement of Changes in Equity for the Quarter Ended March 31, 2020

(In thousands of Brazilian reais - R$)

Code	Line Item	Paid-in capital	Capital reserves, stock options granted and treasury shares	Profit reserves	Retained earnings or accumulated losses	Other comprehensive income	Equity
5.01	Opening balances	32,538,937	3,873,456	0	-17,727,954	-1,034,113	17,650,326
5.03	Adjusted opening balances	32,538,937	3,873,456	0	-17,727,954	-1,034,113	17,650,326
5.04	Capital transactions with shareholders	0	2,864	0	0	0	2,864
5.04.08	Share-based compensation	0	2,864	0	0	0	2,864
5.05	Total comprehensive income	0	0	0	-6,280,065	51,974	-6,228,091
5.05.01	Profit for the period	0	0	0	-6,280,065	0	-6,280,065
5.05.02	Other comprehensive income	0	0	0	0	51,974	51,974
5.05.02.06	Other comprehensive income	0	0	0	0	51,974	51,974
5.07	Closing balances	32,538,937	3,876,320	0	-24,008,019	-982,139	11,425,099

Interim Financial Information (ITR) - March 31, 2020 - OI S.A. – UNDER JUDICIAL REORGANIZATION	Version: 1

Individual Statement of Changes in Equity for the Quarter Ended March 31, 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	Paid-in capital	Capital reserves, stock options granted and treasury shares	Profit reserves	Retained earnings or accumulated losses	Other comprehensive income	Equity
5.01	Opening balances	32,038,471	8,729,745	0	-17,530,108	-585,788	22,652,320
5.03	Adjusted opening balances	32,038,471	8,729,745	0	-17,530,108	-585,788	22,652,320
5.04	Capital transactions with shareholders	500,466	3,834,437	0	0	0	4,334,903
5.04.01	Capital Increases	500,466	3,837,009	0	0	0	4,337,475
5.04.04	Bought-back treasury shares	0	-2,572	0	0	0	-2,572
5.05	Total comprehensive income	0	0	0	568,403	-350,947	217,456
5.05.01	Profit for the period	0	0	0	568,403	0	568,403
5.05.02	Other comprehensive income	0	0	0	0	-350,947	-350,947
5.05.02.06	Share issue costs	0	0	0	0	-385,135	-385,135
5.05.02.07	Other comprehensive income	0	0	0	0	34,188	34,188
5.07	Closing balances	32,538,937	12,564,182	0	-16,961,705	-936,735	27,204,679

Interim Financial Information (ITR) - March 31, 2020 - OI S.A. – UNDER JUDICIAL REORGANIZATION	Version: 1

Individual Statements of Value Added

for the Quarters Ended March 31, 2020 and 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 1/1/2020 to 3/31/2020	Prior Year's Quarter 1/1/2019 to 3/31/2019
7.01	Revenue	1,198,492	2,159,602
7.01.01	Sales of goods and services	1,059,984	1,313,035
7.01.02	Other income	153,880	887,999
7.01.04	Allowance for/reversal of doubtful accounts	-15,372	-41,432
7.02	Inputs purchased from third parties	-487,092	-612,764
7.02.01	Cost of sales and services	-16,466	-30,584
7.02.02	Supplies, power, outside services, and other inputs	-454,188	-553,493
7.02.04	Other	-16,438	-28,687
7.03	Gross value added	711,400	1,546,838
7.04	Retentions	-526,071	-511,911
7.04.01	Depreciation, amortization and depletion	-381,924	-443,128
7.04.02	Other	-144,147	-68,783
7.04.02.01	Provisions/reversals	-137,822	-57,064
7.04.02.02	Other expenses	-6,325	-11,719
7.05	Wealth created	185,329	1,034,927
7.06	Value added received as transfer	3,243,042	697,509
7.06.01	Share of results of investees	-4,876,566	-435,860
7.06.02	Financial income	8,119,608	1,133,369
7.07	Wealth for distribution	3,428,371	1,732,436
7.08	Wealth distributed	3,428,371	1,732,436
7.08.01	Personnel	80,049	81,717
7.08.01.01	Salaries and wages	55,185	55,099
7.08.01.02	Benefits	17,813	18,634
7.08.01.03	Severance pay fund (FGTS)	5,340	6,252
7.08.01.04	Other	1,711	1,732
7.08.02	Taxes and fees	185,484	246,482
7.08.02.01	Federal	-28,602	-13,727
7.08.02.02	State	207,558	256,839
7.08.02.03	Municipal	6,528	3,370
7.08.03	Lenders and lessors	9,442,903	835,834
7.08.03.01	Interest	9,322,972	718,837
7.08.03.02	Rentals	119,931	116,997
7.08.04	Shareholders	-6,280,065	568,403
7.08.04.03	Retained earnings/Accumulated losses for the period	-6,280,065	568,403

Interim Financial Information (ITR) - March 31, 2020 - OI S.A. – UNDER JUDICIAL REORGANIZATION	Version: 1

Consolidated Balance Sheets as at March 31, 2020 and 2019
Assets

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 03/31/2020	Prior Year 12/31/2019
1	Total assets	73,946,557	71,891,822
1.01	Current assets	19,359,261	17,993,281
1.01.01	Cash and cash equivalents	6,090,018	2,081,945
1.01.02	Cash investments	185,827	183,850
1.01.02.01	Cash investments measured at fair value through profit or loss	185,827	183,850
1.01.02.01.01	Held-for-trading securities	185,827	183,850
1.01.03	Accounts receivable	6,271,414	6,334,526
1.01.03.01	Trade receivables	6,271,414	6,334,526
1.01.04	Inventories	339,641	326,934
1.01.06	Recoverable taxes	529,710	542,726
1.01.06.01	Current recoverable taxes	529,710	542,726
1.01.07	Prepaid expenses	1,109,032	670,344
1.01.08	Other current assets	4,833,619	7,852,956
1.01.08.03	Other	4,833,619	7,852,956
1.01.08.03.01	Other taxes	1,073,383	1,089,391
1.01.08.03.02	Judicial deposits	1,462,764	1,514,464
1.01.08.03.03	Dividends and interest on capital	0	426
1.01.08.03.04	Pension plan assets	4,659	5,430
1.01.08.03.05	Held-for-sale assets	520,389	4,391,090
1.01.08.03.06	Other taxes	1,772,424	852,155
1.02	Non-current assets	54,587,296	53,898,541
1.02.01	Long-term receivables	10,577,258	10,856,077
1.02.01.01	Cash investments measured at fair value through profit or loss	33,871	33,942
1.02.01.01.01	Securities at fair value	33,871	33,942
1.02.01.07	Deferred taxes	122,989	99,175
1.02.01.07.01	Deferred income tax and social contribution	122,989	99,175
1.02.01.08	Prepaid expenses	569,796	583,736
1.02.01.10	Other non-current assets	9,850,602	10,139,224
1.02.01.10.03	Other taxes	2,787,582	2,995,559
1.02.01.10.04	Judicial deposits	6,596,116	6,651,383
1.02.01.10.05	Pension plan assets	54,933	54,615
1.02.01.10.06	Other taxes	411,971	437,667
1.02.02	Investments	124,206	133,765
1.02.02.01	Equity interests	124,206	133,765
1.02.02.01.01	Investments in associates	48,578	48,578
1.02.02.01.04	Interests in joint ventures	28,322	28,632
1.02.02.01.05	Other investments	47,306	56,555
1.02.03	Property, plant and equipment	40,069,755	38,910,834
1.02.03.01	Property, plant and equipment in service	29,427,249	28,846,916
1.02.03.02	Right of use in a lease	8,482,703	7,905,591
1.02.03.03	Property, plant and equipment in progress	2,159,803	2,158,327
1.02.04	Intangible assets	3,816,077	3,997,865
1.02.04.01	Intangible assets	3,816,077	3,997,865
1.02.04.01.02	Regulatory licenses	2,838,058	2,967,706

Interim Financial Information (ITR) - March 31, 2020 - OI S.A. – UNDER JUDICIAL REORGANIZATION	Version: 1

Consolidated Balance Sheets as at March 31, 2020 and 2019
Assets

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 03/31/2020	Prior Year 12/31/2019
1.02.04.01.03	Software	851,997	902,256
1.02.04.01.04	Intangibles in progress	29,490	12,364
1.02.04.01.05	Other	96,532	115,539

Interim Financial Information (ITR) - March 31, 2020 - OI S.A. – UNDER JUDICIAL REORGANIZATION	Version: 1

Consolidated Balance Sheets as at March 31, 2020 and 2019
Liabilities and Shareholders’ Equity

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 03/31/2020	Prior Year 12/31/2019
2	Total liabilities and shareholders’ equity	73,946,557	71,891,822
2.01	Current liabilities	11,523,070	11,835,917
2.01.01	Payroll and related taxes	815,321	852,585
2.01.01.02	Mandatory benefits	815,321	852,585
2.01.02	Trade payables	4,951,982	5,593,940
2.01.02.01	Domestic suppliers	4,951,982	5,593,940
2.01.02.01.01	Trade payables	4,712,857	4,794,309
2.01.02.01.02	Trade payables subject to the Judicial Reorganization	239,125	799,631
2.01.03	Taxes payable	65,011	66,654
2.01.03.01	Federal taxes payable	65,011	66,654
2.01.03.01.01	Income tax and social contribution payable	65,011	66,654
2.01.04	Borrowings and financing	179,380	326,388
2.01.04.01	Borrowings and financing	179,380	326,388
2.01.04.01.01	In local currency	24,095	11,968
2.01.04.01.02	In foreign currency	155,285	314,420
2.01.05	Other payables	4,982,759	4,448,354
2.01.05.02	Other	4,982,759	4,448,354
2.01.05.02.01	Dividends and interest on capital payable	5,749	5,731
2.01.05.02.04	Derivative financial instruments	0	1,152
2.01.05.02.05	Other taxes	1,433,801	886,763
2.01.05.02.06	Tax refinancing program	89,681	86,721
2.01.05.02.07	Licenses and concessions payable	80,468	58,582
2.01.05.02.08	Leases payable	1,611,836	1,510,097
2.01.05.02.09	Liabilities associated to held-for-sale assets	161,643	494,295
2.01.05.02.10	Other payables	1,599,581	1,405,013
2.01.06	Provisions	528,617	547,996
2.01.06.01	Tax, social security, labor, and civil provisions	528,617	547,996
2.01.06.01.01	Tax provisions	21,500	21,758
2.01.06.01.02	Social security and labor provisions	175,081	208,317
2.01.06.01.04	Civil provisions	332,036	317,921
2.02	Non-current liabilities	50,825,933	42,259,399
2.02.01	Borrowings and financing	24,261,610	17,900,361
2.02.01.01	Borrowings and financing	24,261,610	17,900,361
2.02.01.01.01	In local currency	12,157,157	8,693,491
2.02.01.01.02	In foreign currency	12,104,453	9,206,870
2.02.02	Other payables	21,042,611	19,022,342
2.02.02.02	Other	21,042,611	19,022,342
2.02.02.02.03	Trade payables subject to the Judicial Reorganization	3,167,069	3,293,427
2.02.02.02.04	Other taxes	1,220,813	1,224,038
2.02.02.02.05	Leases payable	7,188,796	6,639,929
2.02.02.02.06	Tax refinancing program	311,408	330,782
2.02.02.02.07	Other payables	9,154,525	7,534,166
2.02.04	Provisions	5,521,712	5,336,696
2.02.04.01	Tax, social security, labor, and civil provisions	5,521,712	5,336,696
2.02.04.01.01	Tax provisions	1,083,337	1,029,190
2.02.04.01.02	Social security and labor provisions	1,864,280	1,842,715

Interim Financial Information (ITR) - March 31, 2020 - OI S.A. – UNDER JUDICIAL REORGANIZATION	Version: 1

Consolidated Balance Sheets as at March 31, 2020 and 2019
Liabilities and Shareholders’ Equity

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 03/31/2020	Prior Year 12/31/2019
2.02.04.01.03	Accrued employee benefits	651,641	633,012
2.02.04.01.04	Civil provisions	1,922,454	1,831,779
2.03	Consolidated equity	11,597,554	17,796,506
2.03.01	Realized capital	32,538,937	32,538,937
2.03.02	Capital reserves	3,876,320	3,873,456
2.03.02.02	Special merger goodwill reserve	1,750,494	1,750,494
2.03.02.05	Treasury shares	-33,315	-33,315
2.03.02.08	Other capital reserves	1,379,234	1,379,234
2.03.02.09	Share-based compensation	2,864	0
2.03.02.10	Interest on construction in progress	745,756	745,756
2.03.02.11	Law 8200/91 monetary correction	31,287	31,287
2.03.05	Retained earnings/accumulated losses	-24,008,019	-17,727,954
2.03.06	Valuation adjustments to equity	-801,073	-801,073
2.03.08	Other comprehensive income	-181,066	-233,040
2.03.09	Non-controlling interests	172,455	146,180

Interim Financial Information (ITR) - March 31, 2020 - OI S.A. – UNDER JUDICIAL REORGANIZATION	Version: 1

Consolidated Statements of Profit or Loss
for the Quarters Ended March 31, 2020 and 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 1/1/2020 to 3/31/2020	Prior Year’s Quarter 1/1/2019 to 3/31/2019
3.01	Net operating revenue	4,748,523	5,130,036
3.02	Cost of sales and/or services	-3,665,124	-3,873,469
3.03	Gross profit	1,083,399	1,256,567
3.04	Operating expenses/income	-895,259	-331,618
3.04.01	Selling expenses	-762,856	-868,290
3.04.02	General and administrative expenses	-713,460	-690,411
3.04.04	Other operating income	887,661	1,543,992
3.04.05	Other operating expenses	-336,866	-316,284
3.04.06	Share of results of investees	30,262	-625
3.05	Profit (loss) before financial income (expenses) and taxes	188,140	924,949
3.06	Financial income (expenses)	-6,475,973	-201,730
3.06.01	Financial income	3,384,553	1,350,780
3.06.02	Financial expenses	-9,860,526	-1,552,510
3.07	Profit before taxes on income	-6,287,833	723,219
3.08	Income tax and social contribution	34,043	-44,456
3.08.01	Current	10,229	-22,393
3.08.02	Deferred	23,814	-22,063
3.09	Profit (loss) for the period from continuing operations	-6,253,790	678,763
3.11	Consolidated profit/loss for the period	-6,253,790	678,763
3.11.01	Attributable to the Company owner	-6,280,065	568,403
3.11.02	Attributable to non-controlling interests	26,275	110,360
3.99	Earnings per share - (R$ per share)
3.99.01	Basic earnings per share
3.99.01.01	Common shares (ON)	-1.06000	0.10000
3.99.01.02	Preferred shares (PN)	-1.06000	0.10000
3.99.02	Diluted earnings per share
3.99.02.01	Common shares (ON)	-1.06000	0.10000
3.99.02.02	Preferred shares (PN)	-1.06000	0.10000

Interim Financial Information (ITR) - March 31, 2020 - OI S.A. – UNDER JUDICIAL REORGANIZATION	Version: 1

Consolidated Statements of Comprehensive Income
for the Quarters Ended March 31, 2020 and 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 1/1/2020 to 3/31/2020	Prior Year’s Quarter 1/1/2019 to 3/31/2019
4.01	Consolidated profit for the period	-6,253,790	678,763
4.02	Other comprehensive income	51,974	-94,249
4.02.01	Hedge accounting gain	1,152	11,564
4.02.02	Exchange losses on investment abroad	50,822	-105,813
4.03	Consolidated comprehensive income for the period	-6,201,816	584,514
4.03.01	Attributable to the Company owner	-6,228,091	602,591
4.03.02	Attributable to non-controlling interests	26,275	-18,077

Interim Financial Information (ITR) - March 31, 2020 - OI S.A. – UNDER JUDICIAL REORGANIZATION	Version: 1

Consolidated Statements of Cash Flows - Indirect Method
for the Quarters Ended March 31, 2020 and 2019

(In thousands of Brazilian reais – R$)

Code	Line Item	Current Quarter 1/1/2020 to 3/31/2020	Prior Year’s Quarter 1/1/2019 to 3/31/2019
6.01	Net cash from operating activities	525,253	-497,499
6.01.01	Cash generated by operations	1,255,972	1,379,390
6.01.01.01	Pre-tax profit	-6,287,833	723,219
6.01.01.02	Charges, interest income, monetary correction, and exchange differences	7,757,488	433,911
6.01.01.03	Debt discount amortization and monetary correction and exchange differences	-2,217,085	211,792
6.01.01.04	Fair value adjustment to other liabilities	99,955	237,094
6.01.01.05	Transaction with derivative financial instruments	127,581	-59,799
6.01.01.06	Depreciation and amortization	1,711,258	1,689,676
6.01.01.07	Expected losses on trade receivables	138,632	136,977
6.01.01.08	Provisions/(reversals)	21,992	59,391
6.01.01.09	Equity in investees	-30,262	625
6.01.01.10	Gain on the sale of investments	-79,114	0
6.01.01.11	Loss on disposal of non-current assets	68,228	38,169
6.01.01.12	Concession Agreement Extension Fee - ANATEL	82,789	34,640
6.01.01.13	Employee and management profit sharing	10,953	13,255
6.01.01.14	Tax recovery	-136,644	-2,023,644
6.01.01.15	Monetary correction to provisions/(reversals)	176,190	97,251
6.01.01.16	Monetary correction to the tax refinancing program	2,475	5,117
6.01.01.17	Other	-190,631	-218,284
6.01.02	Changes in assets and liabilities	-312,586	-1,180,025
6.01.02.01	Accounts receivable	-75,501	-253,114
6.01.02.02	Inventories	4,737	18,595
6.01.02.03	Taxes	339,016	218,552
6.01.02.04	Increases/decreases of cash investments	1,061	8,555
6.01.02.05	Trade payables	-707,858	-214,171
6.01.02.06	Payroll, related taxes and benefits	-48,187	-9,465
6.01.02.07	Provisions	-82,253	-185,154
6.01.02.08	Changes in assets and liabilities held for sale	128,911	-202,356
6.01.02.09	Other assets and liabilities	127,488	-561,467
6.01.03	Other	-418,133	-696,864
6.01.03.01	Financial charges paid - debt	-352,134	-604,195
6.01.03.02	Income tax and social contribution paid - Company	-30,111	-21,035
6.01.03.03	Income tax and social contribution paid - third parties	-35,888	-71,634
6.02	Net cash from investing activities	1,417,520	-1,408,675
6.02.01	Purchases of tangibles and intangibles	-2,158,288	-1,491,919
6.02.02	(increase)/decrease of investments	128,405	-375
6.02.03	Cash received on the sale of investments - PT Ventures	3,296,147	0
6.02.04	Judicial deposits	-66,068	-80,050
6.02.05	Redemption of judicial deposits	217,324	163,669
6.03	Net cash from financing activities	1,885,725	3,550,605
6.03.01	Borrowings net of costs	2,474,387	0
6.03.02	Repayment of principal of borrowings, financing, and derivatives	-998	0

Interim Financial Information (ITR) - March 31, 2020 - OI S.A. – UNDER JUDICIAL REORGANIZATION	Version: 1

Consolidated Statements of Cash Flows - Indirect Method
for the Quarters Ended March 31, 2020 and 2019

(In thousands of Brazilian reais – R$)

Code	Line Item	Current Quarter 1/1/2020 to 3/31/2020	Prior Year’s Quarter 1/1/2019 to 3/31/2019
6.03.03	Proceeds from (repayments of) derivative financial instrument transactions	-128,733	46,684
6.03.04	Capital increase	0	4,000,000
6.03.05	Commitment to investors premium	0	-49,573
6.03.06	Tax refinancing program	-21,188	-67,128
6.03.07	Leases	-437,743	-376,806
6.03.08	Share buyback	0	-2,572
6.04	Exchange differences on cash and cash equivalents	179,575	0
6.05	Increase (decrease) in cash and cash equivalents	4,008,073	1,644,431
6.05.01	Cash and cash equivalents at the beginning of the period	2,081,945	4,385,329
6.05.02	Cash and cash equivalents at the end of the period	6,090,018	6,029,760

Interim Financial Information (ITR) - March 31, 2020 - OI S.A. – UNDER JUDICIAL REORGANIZATION	Version: 1

Consolidated Statement of Changes in Equity for the Quarter Ended March 31, 2020

(In thousands of Brazilian reais - R$)

Code	Line Item	Paid-in capital	Capital reserves, stock options granted and treasury shares	Profit reserves	Retained earnings or accumulated losses	Other comprehensive income	Equity	Non-controlling interests	Consolidated equity
5.01	Opening balances	32,538,937	3,873,456	0	-17,727,954	-1,034,113	17,650,326	146,180	17,796,506
5.03	Adjusted opening balances	32,538,937	3,873,456	0	-17,727,954	-1,034,113	17,650,326	146,180	17,796,506
5.04	Capital transactions with shareholders	0	2,864	0	0	0	2,864	0	2,864
5.04.08	Share-based compensation	0	2,864	0	0	0	2,864	0	2,864
5.05	Total comprehensive income	0	0	0	-6,280,065	51,974	-6,228,091	26,275	-6,201,816
5.05.01	Profit for the period	0	0	0	-6,280,065	0	-6,280,065	26,275	-6,253,790
5.05.02	Other comprehensive income	0	0	0	0	51,974	51,974	0	51,974
5.05.02.06	Other comprehensive income	0	0	0	0	51,974	51,974	0	51,974
5.07	Closing balances	32,538,937	3,876,320	0	-24,008,019	-982,139	11,425,099	172,455	11,597,554

Interim Financial Information (ITR) - March 31, 2020 - OI S.A. – UNDER JUDICIAL REORGANIZATION	Version: 1

Consolidated Statement of Changes in Equity for the Quarter Ended March 31, 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	Paid-in capital	Capital reserves, stock options granted and treasury shares	Profit reserves	Retained earnings or accumulated losses	Other comprehensive income	Equity	Non-controlling interests	Consolidated equity
5.01	Opening balances	32,038,471	8,729,745	0	-17,530,108	-585,788	22,652,320	243,491	22,895,811
5.03	Adjusted opening balances	32,038,471	8,729,745	0	-17,530,108	-585,788	22,652,320	243,491	22,895,811
5.04	Capital transactions with shareholders	500,466	3,834,437	0	0	0	4,334,903	0	4,334,903
5.04.01	Capital Increases	500,466	3,837,009	0	0	0	4,337,475	0	4,337,475
5.04.04	Bought-back treasury shares	0	-2,572	0	0	0	-2,572	0	-2,572
5.05	Total comprehensive income	0	0	0	568,403	-350,947	217,456	-18,077	199,379
5.05.01	Profit for the period	0	0	0	568,403	0	568,403	110,360	678,763
5.05.02	Other comprehensive income	0	0	0	0	-350,947	-350,947	-128,437	-479,384
5.05.02.06	Share issue costs	0	0	0	0	-385,135	-385,135	0	-385,135
5.05.02.07	Other comprehensive income	0	0	0	0	34,188	34,188	-128,437	-94,249
5.07	Closing balances	32,538,937	12,564,182	0	-16,961,705	-936,735	27,204,679	225,414	27,430,093

Interim Financial Information (ITR) - March 31, 2020 - OI S.A. – UNDER JUDICIAL REORGANIZATION	Version: 1

Consolidated Statements of Value Added

for the Quarters Ended March 31, 2020 and 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 1/1/2020 to 3/31/2020	Prior Year’s Quarter 1/1/2019 to 3/31/2019
7.01	Revenue	6,776,066	8,026,742
7.01.01	Sales of goods and services	6,046,679	6,628,782
7.01.02	Other income	868,019	1,534,937
7.01.04	Allowance for/reversal of doubtful accounts	-138,632	-136,977
7.02	Inputs purchased from third parties	-2,366,396	-2,631,617
7.02.01	Cost of sales and services	-138,282	-193,061
7.02.02	Supplies, power, outside services, and other inputs	-2,052,271	-2,197,898
7.02.04	Other	-175,843	-240,658
7.03	Gross value added	4,409,670	5,395,125
7.04	Retentions	-1,956,680	-1,891,510
7.04.01	Depreciation, amortization and depletion	-1,711,069	-1,689,676
7.04.02	Other	-245,611	-201,834
7.04.02.01	Provisions/reversals	-198,182	-156,642
7.04.02.02	Other expenses	-47,429	-45,192
7.05	Wealth created	2,452,990	3,503,615
7.06	Value added received as transfer	3,414,815	1,350,155
7.06.01	Share of results of investees	30,262	-625
7.06.02	Financial income	3,384,553	1,350,780
7.07	Wealth for distribution	5,867,805	4,853,770
7.08	Wealth distributed	5,867,805	4,853,770
7.08.01	Personnel	539,348	535,661
7.08.01.01	Salaries and wages	373,565	370,993
7.08.01.02	Benefits	115,300	116,865
7.08.01.03	Severance pay fund (FGTS)	36,842	34,540
7.08.01.04	Other	13,641	13,263
7.08.02	Taxes and fees	1,277,105	1,455,460
7.08.02.01	Federal	156,542	201,512
7.08.02.02	State	1,048,251	1,182,975
7.08.02.03	Municipal	72,312	70,973
7.08.03	Lenders and lessors	10,305,142	2,183,886
7.08.03.01	Interest	9,720,800	1,521,230
7.08.03.02	Rentals	584,342	662,656
7.08.04	Shareholders	-6,253,790	678,763
7.08.04.03	Retained earnings/Accumulated losses for the period	-6,280,065	568,403
7.08.04.04	Non-controlling interests in retained earnings	26,275	110,360

Additional Disclosures Relating to the Statement of Cash Flows

Non-cash transactions

	COMPANY		CONSOLIDATED
	03/31/2020	03/31/2019	03/31/2020	03/31/2019
Variance between economic and financial investment (acquisition of PP&E and intangible assets)	31,114	79,410	(253,321)	279,654
Offset of judicial deposits against provisions	25,099	35,056	72,081	82,031
Compensation of taxes to be recovered against taxes to be collected	328,341	280,292	1,162,321	1,020,284
Capital increase		337,475		337,475
Capital increase in subsidiary		7,204,105

Reconciliation of liabilities resulting from financing activities

The changes in financial charges and the settlement of the debt resulting from financing activities are presented in Note 20.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

1.               GENERAL INFORMATION

Oi S.A. – under Judicial Reorganization (“Company” or “Oi”), is a Switched Fixed-line Telephony Services (“STFC”) concessionaire, operating since July 1998 in Region II of the General Concession Plan (“PGO”), which covers the Brazilian states of Acre, Rondônia, Mato Grosso, Mato Grosso do Sul, Tocantins, Goiás, Paraná, Santa Catarina and Rio Grande do Sul, and the Federal District, in the provision of STFC as a local and intraregional long-distance carrier. Since January 2004, the Company also provides domestic and international long-distance services in all Regions and local services outside Region II started to be provided in January 2005. These services are provided under concessions granted by Agência Nacional de Telecomunicações - ANATEL (National Telecommunications Agency), the regulator of the Brazilian telecommunications industry (“ANATEL” or “Agency”).

The Company is headquartered in Brazil, in the city of Rio de Janeiro, at Rua do Lavradio, 71 – 2º andar.

The Company also holds: (i) through its wholly-owned subsidiary Telemar Norte Leste S.A. – under Judicial Reorganization (“Telemar”) a concession to provide fixed telephone services in Region I and nationwide International Long-distance services; and (ii) through its indirect subsidiary Oi Móvel S.A. – under Judicial Reorganization (“Oi Móvel”) a license to provide mobile telephony services in Region I, II and III.

In Africa, the Company provides fixed and mobile telecommunications services through own subsidiaries and the subsidiaries of Africatel Holdings B.V. (“Africatel”), and in Asia the Company provides fixed, mobile, and other telecommunications services basically related through its subsidiary Timor Telecom (Note 30).

The Company is registered with the Brazilian Securities and Exchange Commission (“CVM”) and the U.S. Securities and Exchange Commission (“SEC”). Its shares are traded on B3 S.A. – Brasil, Stock Exchange, OTC (“B3”) and its American Depositary Receipts (“ADRs”) representing Oi common shares and preferred shares are traded on the New York Stock Exchange (“NYSE”).

Concession agreements

The local and nationwide STFC long-distance concession agreements entered into by the Company and its subsidiary Telemar with ANATEL are effective until December 31, 2025. These concession agreements provide for reviews on a five-year basis and in general have a higher degree of intervention in the management of the business than the licenses to provide private services. At the end of 2018, ANATEL published Public Hearing No. 51/2018 to address the revision of the Concession Agreements for the concession’s last five-year period (2021-2025). The contribution period to the Public Hearing ended on March 26, 2019, and the draft in being analyzed by ANATEL. It is worth noting that Law 13879/2019 had created the legal possibility to adjust the public utility regime to the STFC provision under private law—which is being regulated by ANATEL, under Public Hearing 05/2020—as well as the possibility of successive renewals of the Concession for 20-year periods.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

On December 21, 2018, the Government enacted Decree 9619/2018, which repeals Decree 7512/2011 and approves a New PGMU (“PGMU IV”). The highlight of the New PGMU is the fact that the New PGMU introduces a significant reduction in the plant of payphones (“TUP”) currently in use. As a replacement for the payphones no longer required, the concessionaires are required to implement wireless fixed access systems supporting broadband connections in certain locations, the deadline of which is December 2023.

With the approval of the Judicial Reorganization Plan (“JRP” or “Plan”), ANATEL initiated some procedures aiming at monitoring the Company’s financial situation, as well as to assess its Company’s ability to discharge its obligations arising from the terms of the concession agreements. In March 2019, ANATEL decided, among other issues, to maintain the special monitoring of the provision of telecommunications services of the Oi Group companies in 2019 by imposing actions related to transparency, corporate governance, and corporate control, financial and operating performance, and asset and credit management, as informed in the Notice to the Market disclosed by the Company on May 8, 2019.

On February 10, 2020, as reported in the Notice to the Market released by the Company, ANATEL’s Board of Directors concluded there was no longer the need for special monitoring based on the decision issued in May 2019 as it considers that the Company’s and its subsidiaries’ short-term liquidity risk has been extinguished and revoked the obligations previously imposed on the Oi Group companies.

Corporate Authorization

The Executive Committee authorized the completion of this quarterly information at the meeting held on June 12, 2020, after being reviewed at the Board of Directors’ meeting held on the same daily.

Judicial Reorganization

On June 20, 2016, the Company – under Judicial Reorganization and its direct and indirect wholly owned subsidiaries Oi Móvel, Telemar, Copart 4 Participações S.A. – under Judicial Reorganization (“Copart 4), Copart 5 Participações S.A. – under Judicial Reorganization (“Copart 5”, merged with and into the Company), Portugal Telecom International Finance B.V. - under Judicial Reorganization (“PTIF”), and Oi Brasil Holdings Cooperatief U.A. - under Judicial Reorganization (“Oi Holanda”) (collectively with the Company, the “Oi Companies”) filed a petition for judicial reorganization with the Court of the State of Rio de Janeiro (“Judicial Reorganization Proceeding”).

On December 19, 2017, after confirming that the required quorum of classes I, II, III, and IV creditors was in attendance, the General Creditors’ Meeting was held and the Oi Companies’ judicial reorganization plan (“Plan” or “JRP”) was approved by a vast majority of creditors on December 20, 2017.

On January 8, 2018, the judicial reorganization court (“Judicial Reorganization Court”) issued a decision that ratified the JRP and granted the judicial reorganization to the Oi Companies, which was published on February 5, 2018.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

On July 31, 2018, the restructuring of the Oi Companies’ financial debt was completed with the implementation of the applicable terms and conditions provided for in the JRP, including the completion of the first capital increase provided for in the JRP, Capital Increase – Claim Capitalization.

On January 25, 2019 the Company completed the second capital increase provided for in the JRP (“Capital Increase - New Funds”), with the issue of 3,225,806,451 book-entry, registered common shares, without par value, including new common shares represented by ADSs, pursuant to the JRP and the subscription and commitment agreement entered into by the Company, its subsidiaries, and the Backstop Investors.

Capital Increase – New Funds

Exercise of Subscription Warrants and American Depositary Warrants (“ADWs”)

On October 28, 2018, the Company commenced the issuance and delivery of all warrants and ADWs exercised by their holders. The process was completed on January 4, 2019. All Warrants that were not exercised on or prior to January 2, 2019 have been cancelled.

Preferential offer and completion of the Capital Increase – New Funds, pursuant to the commitment agreement terms

As contemplated by Section 6 of the JRP, on November 13, 2018 the Company commenced a preemptive offering of common shares that was registered with the SEC under the Securities Act under which holders of common shares and preferred shares, including the ADS Depositary and The Bank of New York Mellon, as depositary of the Preferred ADS program, received transferable rights for each common share or preferred share held as of November 19, 2018, which refers to as subscription rights.

The subscription rights expired on January 4, 2019. On January 16, 2019, the Company issued 1,530,457,356 common shares to holders of subscription rights that had exercised those subscription rights with respect to the initial common shares. On January 21, 2019, the Company issued 91,080,933 common shares to holders of subscription rights that had requested subscriptions for excess common shares. The proceeds of these subscriptions totaled R$2,011 million.

On January 25, 2019, the Company issued 1,604,268,162 common shares, representing the total number of common shares that were offered in the preemptive offering less the total number of initial common shares and excess common shares, to the Backstop Investors in a private placement under the terms of the commitment agreement for the aggregate amount of R$1,989 million ("Share Balance"). Because of the subscription and payment of the Share Balance, the Company completed, on this date, the Capital Increase – New Funds, through the subscription and payment of all 3,225,806,451 New Common Shares issued as part of the Capital Increase – New Funds, representing a contribution of new funds for the Company totaling R$4.0 billion. In addition, under the terms of the commitment agreement, on that date the Company issued, as compensation for their commitments under the commitment agreement, 272,148,705 common shares in a private placement to the Backstop Investors and paid US$13 million to the Backstop Investors. As a result of the outcome of the subscription and payment of the Capital Increase – New Funds and the Commitment Shares, the Company’s share capital increased to R$32,538,937,370.00, represented by 5,954,205,001 shares, divided into 5,796,477,760 registered common shares and 157,727,241 registered preferred shares, without par value.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Litigation discontinuation settlement between the Company and Pharol

On February 8, 2019, in order to discontinue any disputes that might harm the implementation of the JRP, the Company disclosed a Material Fact Notice informing that its Board of Directors approved, in accordance with CVM Instruction 567/2015, the acquisition of 1,800,000 preferred shares issued by the Company to ensure the compliance of the commitment assumed by the Company to transfer its treasury shares to Bratel, wholly-owned subsidiary of Pharol SGPS, S.A., in the context of the settlement entered into, subject matter of the Material Fact Notice of January 8, 2019 (“Settlement”), in transactions conducted in B3’s OTC to deliver the treasury shares to Bratel, which would be made within four business days from the confirmation of the settlement by the Judicial Reorganization Court.

On February 18, 2019, the Court issued a decision suspending conflict of jurisdiction injunction No. 157.099 during the period requested by the parties.

On April 3, 2019, the Company disclosed a notice to the market to inform on the confirmation of the settlement, referred to above, because the fifteen-day term for the publication of the related court decision has run out. Accordingly, as determined in the Settlement, the term for the compliance with the second part of the obligations established by both parties to the Settlement started on this same date, including: (a) the request to discontinue all the litigation involving the parties named in the Agreement and (b) the delivery to Bratel of 33.8 million Oi shares there were held in treasury, including 32 million common shares and 1.8 million preferred shares.

In addition, several obligations and rights of the parties described in the Material Fact Notice released by Oi and the Communication released by Pharol, both on January 9, 2019, were fully clearly established.

Default Payment Method provided for by Clause 4.3.6 of the Plan - Bondholders

On May 20, 2019, in strict compliance with the decision issued under Chapter 15 that determined that the cancelation of the notes regulated by New York Law should take place on June 14, 2019, the Company announced that it started the procedure so that the holders of the notes (a) Portugal Telecom International Finance B.V.’s €500,000,000 in 4.375% notes maturing in 2017 (ISIN No.: XS0215828913); (b) Portugal Telecom International Finance B.V.’s €750,000,000 in 5.875% notes maturing in 2018 (ISIN No.: XS0843939918); (c) Portugal Telecom International Finance B.V.’s €750,000,000 in 5.00% notes maturing in 2019 (ISIN No.: XS0462994343); (d) Portugal Telecom International Finance B.V.’s €1,000,000,000 in 4.625% notes maturing in 2020 (ISIN No.: XS0927581842); (e) Portugal Telecom International Finance B.V.’s €500,000,000 in 4.5% notes maturing in 2025 (ISIN No.: XS0221854200); (f) Oi Brasil Holdings Coöperatief U.A.’s €600,000,000 in 5.625% notes maturing in 2021 (ISIN No.: XS1245245045); (g) Oi Brasil Holdings Coöperatief U.A.’s US$1,500,000,000 in 5.75% notes maturing in 2022 (ISIN No.: US10553MAD39); (h) Oi S.A.’s €750,000,000 in 5.125% notes maturing in 2017 (ISIN No.: XS0569301327); (i) Oi S.A.’s US$750,000,000 9.500% maturing in 2019 (ISIN No.: 87944LAD1); (j) Oi S.A.’s BRL1,100,000,000 in 9.75% maturing in 2016 (ISIN No. US10553MAC55); and (k) Oi S.A.’s US$1,000,000,000 in 5.500% maturing in 2020 (ISIN No. 144A: US87944LAE92) (the “Legacy Notes”) are able to support their claims to receive on a future date or on the Company’s payment dates pursuant to Clause 4.3.6 of the Plan.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The procedure detailed above is not applicable for the holders of the 6.25% Notes issued by Portugal Telecom International Finance B.V. – in Judicial Reorganization maturing in 2016 (ISIN No.: PTPTCYOM0008). The Company will provide at the appropriate time the information on the procedure to register the beneficiaries of the Default Payment Method provided for by Clause 4.3.6 of the Plan with regard to such series.

Prepetition Financing – Clause 5.3 of the Plan

On December 23, 2019, the Company disclosed a Material Fact Notice informing that its subsidiary Oi Móvel entered into a 1st issue indenture of collateralized, simple, nonconvertible debentures, with additional trust security, in a single series, for private placement, in the total amount of up to R$2,500,000,000.00 (“Debentures” and “Issue”, respectively). The main features of the Issue and the Debentures are as follows: (i) Term and Maturity Date: twenty-four (24) months from the issue date, except in the case of early redemption and early maturity of the Debentures set forth in the Debenture Indenture; (ii) Payout: U.S. dollar foreign exchange fluctuation plus interest of (i) twelve point sixty-six percent (12.66%) per year (PIK) for the first twelve months after the first repayment is made; and (ii) thirteen point sixty-one percent (13.61%) per year thereafter; and (iii) Guarantees: the Debentures are fully be backed by collaterals and trust guarantees provided by Oi Móvel, the Company and its subsidiary Telemar.

The Issue was approved based on the provisions of Clause 5.3 of the Plan and is part of the context of prepetition financing, in the “Debtor in Possession Financing” ("DIP Financing") modality.

Subsequently to the Material Fact Notice disclosed on December 23, 2019, the Company disclosed a Notice to the Market on February 4, 2020 informing shareholders and the general market that the subscription and payment of the Oi Móvel Issue had been completed, described above, for private placement in the amount of R$2,500,000,000.00.

Extension of the Judicial Reorganization

On December 6, 2019, the Company released a Material Fact Notice informing that the Oi Companies filed a petition with the Judicial Reorganization Court requesting that the court oversight of the Oi Companies not to be terminated on February 4, 2020, the date when the Plan’s homologation completes two years.

The non-termination of the judicial oversight does not introduce any changes to the current position of the Oi Companies and has no impact on the compliance with the Plan in force or on current receivables, or any other new funds that might be obtained by the Oi Companies. It is worth noting that the continuity of court oversight at the end of the two-year period is a natural measure that has been applied in most judicial reorganization proceedings.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Notwithstanding the good progress of the Plan implementation, which has already concluded most of the steps provided for the proceeding, which were important for the Company's recovery, said petition presents the Judicial Reorganization Court with circumstances related to the complexity inherent to the Judicial Reorganization Proceeding’s magnitude and to the reforms underway in the legal and regulatory environment, and which require actions still to be implemented within the scope of the Judicial Reorganization Proceeding.

On February 28, 2020, the Company released a Material Fact Notice informing its shareholders and the general market that on February 28, 2020 the Oi Companies filed with the Judicial Reorganization Court a petition exposing its interest in submitting for deliberation to a new general creditors’ meeting (“New GCM”) an amendment to the Plan aimed at achieving greater operating and financial flexibility to continue its investment project and the compliance with its strategic transformation plan (“Strategic Plan”), both broadly disclosed to the market.

In line with the foregoing, on March 6, 2020, the Company disclosed a Material Fact Notice informing that the Judicial Reorganization Court awarded a decision, on the same date, granting the Company's request for a New General Creditors’ Meeting to deliberate on an amendment to the Plan, prescribing that:

(i)           the Oi Companies file with the court, within 180 days from the decision’s issue date, the draft amendment to the JRP; and

(ii)         the Trustee organizes the New General Creditors’ Meeting, which shall be held within 60 days from the submission of the amendment proposal to the JRP.

Accordingly, taking into consideration that the decision above was issued on March 11, 2020, we shall submit the amendment to the JRP to the court by September 8, 2020, with the New GCM expected to occur on November 6, 2020.

The purpose of the amendment proposal to the JRP will be increasing the flexibility of the JRP by creating a more efficient corporate and operating structure, aiming at maximizing the Company's value to the benefit of all its stakeholders. This initiative is fully aligned with the Strategic Plan, which is being transparently implemented.

Going concern

The interim financial information for the period ended March 31, 2020, has been prepared assuming that the Company will continue as a going concern and in compliance with the legal requirements applicable to a judicial reorganization. The judicial reorganization is aimed at ensuring the continuation of the Oi Companies as going concerns. This continuity was strengthen with the approval of the JRP and, as a result, the borrowings and financing were novated and the related balances were recalculated under the terms and conditions of the JRP, including the Capital Increase with Claim Capitalization and the Capital Increase with New Funds.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The continuity of the Company as a going concern is ultimately depending on the successful outcome of the judicial reorganization and the realization of other forecasts of the Oi Companies.

The Company has been successfully discharging the obligations set forth in the judicial reorganization proceedings and even though there are no indications in this regard, we emphasize that these conditions and circumstances indicate, by their own nature, uncertainties that may affect the success of the judicial reorganization and possibly cast doubts as to the Oi Companies’ ability to continue as going concerns. As at March 31, 2020 and after the implementation of the JRP, total shareholders’ equity was R$11,597,554 (R$11,425,099 in the Company), loss for the period then ended was R$6,253,790 (R$6,280,065 in the Company), and working capital totaled R$7,836,191 (R$5,172,371 in the Company). As at December 31, 2019 and after the implementation of the JRP, total shareholders’ equity was R$17,796,506 (R$17,650,326 in the Company), loss for the year then ended was R$9,095,107 (R$9,000,434 in the Company), and working capital totaled R$6,157,364 (R$6,050,559 in the Company).

On January 31, 2020, the World Health Organization announced that COVID-19 was a global health emergency and on March 3, 2020, the World Health Organization categorized COVID-19 as a pandemic.

By the date of this interim financial information, the Company was still unable to quantify any material impacts related to COVID-19 and it is too soon to accurately determine the extent of its medium- and long-term impacts on the global and Brazilian economic scenarios. However, as it is not possible yet to predict the duration and effects of this crisis, there is a risk of material impacts on operations and sales, particularly on the expansion of the fiber network (Fiber-To-The-Home, or FTTH).

Additionally, the Company and its subsidiaries are subject to certain covenants existing in certain loan and financing agreements, based on certain financial ratios, including the Gross debt-to-EBITDA ratio. The Company monitors on a quarterly basis the compliance of these terms set forth in financial covenants since failing to meet the financial ratios required in such covenants might result in the accelerated maturity of the corresponding debt.

Because of the financial crisis caused by the COVID-19 pandemic, the related foreign exchange volatility had a material impact on these ratios. The Company has, therefore, preventively initiated discussions with its creditors and obtained waivers related to the noncompliance of the obligations as at March 31, 2020, thus eliminating the contractually prescribed consequences of violating the covenants for the first quarter of 2020. See Notes 3 and 20 for further information.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

2.               SIGNIFICANT ACCOUNTING POLICIES

Statement of compliance

The Company’s individual and consolidated interim financial information has been prepared and is being presented in accordance with the pronouncements, guidelines and interpretations issued by the Accounting Pronouncements Committee (CPC) and approved by the Brazilian Securities and Exchange Commission (CVM), which are consistent with the International Financial Reporting Standards (IFRSs) issued by the International Accounting Standards Board (IASB). All relevant information part of the interim financial information, and only this information, corresponds to the information the Company’s management uses while managing the Company.

(a)             Reporting basis

The Company’s interim financial information has been prepared for the period ended March 31, 2020 and in accordance with IAS 34 and CPC 21 (R1) issued by the Accounting Pronouncements Committee (“CPC”), which address interim financial reporting.

CPC 21 (R1)/IAS 34 requires that management use certain accounting estimates. The quarterly information has been prepared based on the historical cost, except for certain financial assets and financial liabilities measured at their fair values.

This quarterly information does not include all the information and disclosures required in annual financial statements and should be read in conjunction with the annual financial statements for the year ended December 31, 2019, which have been prepared in accordance with International Financial Reporting Standards (“IFRSs”) and the accounting practices adopted in Brazil. There were no changes in the accounting policies adopted in the period ended March 31, 2020 as compared to those applicable in the year ended December 31, 2019, besides the new pronouncements, interpretations, and changes that became effective after December 31, 2019, as described in item (b) of this note.

The assets and liabilities related to the operations in Africa are consolidated and stated in a single line item of the balance sheet as held-for-sale assets as a result of Management’s expectation and decision to hold these assets and liabilities for sale. In the statement of profit or loss, however, costs/expenses and revenue/gains are stated under the full consolidation method because these operations do not meet the criteria to be classified as ‘discontinued operation’, as provided for by CPC 31/IFRS 5.

Estimates and critical accounting judgments

The Company’s management uses estimates and assumptions based on historical experience and other factors, including expected future events, which are considered reasonable and relevant, and also requires judgments related to these matters. Actual results of operations and the financial position may differ from these estimates. The estimates that represent a significant risk of causing material adjustments to the carrying amounts of assets and liabilities are related to: (i) the recognition of revenue and trade receivables; (ii) estimated credit losses on doubtful accounts; (iii) depreciation and amortization of assets with finite useful lives; (iv) impairment of long-lived assets; (v) fair value of financial liabilities; (vi) provisions; (vii) fair value of financial assets; (viii) deferred income tax and social contribution; (ix) employee benefits; (x) leases; (xi) provisions onerous contracts; and (xii) share-based compensation.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

With regard to item (iv) above, the recoverable amounts of long-lived assets are determined by comparing the calculations of their value in use or their sales prices. These calculations required the use of judgments and assumptions that may be influenced by different external and internal factors, such as economic trends, industry trends and interest rates, changes in business strategies, and changes in the type of services and products sold by the Company to the market. The use of different assumptions may significantly change our interim financial information.

Functional and presentation currency

The Company and its subsidiaries operate mainly as telecommunications industry operators in Brazil, Africa, and Asia, and engage in activities typical of this industry. The items included in the financial statements of each group company are measured using the currency of the main economic environment where it operates ("functional currency"). The individual and consolidated financial statements are presented in Brazilian reais (R$), which is the Company’s functional and presentation currency.

Transactions and balances

Foreign currency-denominated transactions are translated into the functional currency using the exchange rates prevailing on the transaction dates. Foreign exchange gains and losses arising on the settlement of the transaction and the translation at the exchange rates prevailing at period-end, related foreign currency-denominated monetary assets and liabilities are recognized in the income statement, except when qualified as hedge accounting and, therefore, deferred in equity as cash flow hedges.

Group companies with a different functional currency

The profit or loss and the financial position of all Group entities, none of which uses a currency from a hyperinflationary economy, whose functional currency is different from the presentation currency are translated into the presentation currency as follows:

•        assets and liabilities are translating at the rate prevailing at the end of the reporting period;

•        revenue and expenses disclosed in the statement of profit or loss are translated using the average exchange rate;

•        all the resulting foreign exchange differences are recognized as a separate component of equity in other comprehensive income; and

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

•        goodwill and fair value adjustments, arising from the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing exchange rate.

As at March 31, 2020 and December 31, 2019, the foreign currency-denominated assets and liabilities were translated into Brazilian reais using mainly the following foreign exchange rates:

	Closing rate		Average rate
Currency	03/31/2020	12/31/2019	03/31/2020	03/31/2019
Euro	5.7264	4.5305	4.9225	4.2802
US dollar	5.1987	4.0307	4.4657	3.7684
Cape Verdean escudo	0.0519	0.0411	0.0447	0.0388
Sao Tomean dobra	0.0002476	0.000192	0.000213	0.000179
Kenyan shilling	0.04954	0.0398	0.0438	0.0374
Mozambican metical	0.0764	0.0631	0.0686	0.0602

Segment reporting

The information about operating segments is presented consistently with the internal report provided to the Company’s main decision-making body, its Board of Directors. Management monitors and tracks performance of each of the Company’s services offerings based on the revenues of those services and the results of operations are reviewed on a consolidated basis with regard to the resources to be allocated to assess their performance and for strategic decision (Note 28).

Reclassifications of the comparative period’s accounting balances

The Company made some reclassifications in the statement of profit or loss for the period ended March 31, 2019 for better comparability and understanding of the transactions and balances in the individual and consolidated accounting information for the period ended March 31, 2020. These reclassifications do not affect the Company’s or equity as at September 30, 2019 and profit or loss for the period then ended. We highlight below the stated reclassifications:

	COMPANY		CONSOLIDATED
	Currently stated 03/31/2019	Originally stated 03/31/2019	Currently stated 03/31/2019	Originally stated 03/31/2019
Cost of sales and/or services	(800,239)	(787,455)	(3,873,469)	(3,746,620)
Selling expenses			(868,290)	(928,765)
Other operating expenses	(43,989)	(56,773)	(316,284)	(382,658)

(b)             New and revised standards and interpretations

The new and revised standards and interpretations issued by the IASB that are effective in future reporting periods and that the Company decided not to early adopt are the following, effective for periods beginning on or after January 1, 2020:

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

New and revised standards		Effective beginning on or after:
IAS 1	Presentation of Financial Statements	January 1, 2020
IAS 8	Accounting Policies, Changes in Accounting Estimates and Errors (Amendment - Definition of material)	January 1, 2020
IFRS 3	Business Combinations (Revised - definition of business) Conceptual framework revised for financial reports	January 1, 2020

The changes in said standards did not have any impacts on the Company’s interim financial information.

3.               FINANCIAL INSTRUMENTS AND RISK ANALYSIS

3.1.           Financial Instruments

The carrying amounts and the estimated fair values of our main financial assets and financial liabilities as at March 31, 2020 and December 31, 2019 are summarized as follows:

	Accounting measurement	COMPANY		CONSOLIDATED
		03/31/2020
		Carrying amount	Fair value	Carrying amount	Fair value
Assets
Cash and banks	Fair value	524,527	524,527	1,201,839	1,201,839
Cash equivalents	Fair value	2,680,726	2,680,726	4,888,179	4,888,179
Cash investments	Fair value	184,429	184,429	219,698	219,698
Due from related parties	Amortized cost	6,950,340	6,950,340
Accounts receivable (i)	Amortized cost	1,513,109	1,513,109	6,271,414	6,271,414
Dividends and interest on capital	Amortized cost	3,499	3,499
Financial asset at fair value	Fair value			35,247	35,247
Claims receivable – Sale of PT Ventures (i)	Amortized cost			843,760	843,760

Liabilities
Trade payables (i)	Amortized cost	1,773,935	1,773,935	8,119,051	8,119,051
Derivative financial instruments	Fair value
Borrowings and financing (ii)
Borrowings and financing	Amortized cost	2,344,231	2,344,231	9,607,106	9,607,106
Due to related parties	Amortized cost	1,110,988	1,110,988
Public debentures	Amortized cost	2,417,713	2,417,713	3,765,671	3,765,671
Private debentures				3,253,001	3,253,001
Senior Notes	Amortized cost	7,815,212	6,317,539	7,815,212	6,317,539
Dividends and interest on capital	Amortized cost	4,780	4,780	5,749	5,749
Licenses and concessions payable (iii)	Amortized cost	4,734	4,734	80,468	80,468
Tax refinancing program (iii)	Amortized cost	250,558	250,558	401,089	401,089
Leases payable (iv)	Amortized cost	720,578	720,578	8,800,632	8,799,823

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

	Accounting measurement	COMPANY		CONSOLIDATED
		12/31/2019
		Carrying amount	Fair value	Carrying amount	Fair value
Assets
Cash and banks	Fair value	152,465	152,465	575,863	575,863
Cash equivalents	Fair value	797,502	797,502	1,506,082	1,506,082
Cash investments	Fair value	182,696	182,696	217,792	217,792
Due from related parties	Amortized cost	5,583,816	5,583,816
Accounts receivable (i)	Amortized cost	1,383,264	1,383,264	6,334,526	6,334,526
Dividends and interest on capital	Amortized cost	3,499	3,499	426	426
Financial asset at fair value	Fair value			40,689	40,689
Held-for-sale assets
Held-for-sale financial asset (Note 30)	Fair value	1,474,699	1,474,699	1,474,699	1,474,699
Dividends receivable (Note 30)	Amortized cost	2,435,014	2,435,014	2,435,014	2,435,014

Liabilities
Trade payables (i)	Amortized cost	1,960,453	1,960,453	8,887,367	8,887,367
Derivative financial instruments	Fair value	1,152	1,152	1,152	1,152
Borrowings and financing (ii)
Borrowings and financing	Amortized cost	2,060,582	2,060,582	8,354,777	8,354,777
Due to related parties	Amortized cost	783,404	783,404
Public debentures	Amortized cost	2,344,962	2,344,962	3,652,353	3,652,353
Senior Notes	Amortized cost	6,219,619	6,565,782	6,219,619	6,565,782
Dividends and interest on capital	Amortized cost	4,761	4,761	5,731	5,731
Licenses and concessions payable (iii)	Amortized cost			58,582	58,582
Tax refinancing program (iii)	Amortized cost	263,684	263,684	417,503	417,503
Leases payable (iv)	Amortized cost	656,359	656,359	8,150,026	8,150,026

For the closing of the period ended March 31, 2020:

(i) The balances of accounts receivable and claims receivable arising on PT Ventures have near terms and, therefore, they are not adjusted to fair value. The balances of trade payables subject to the judicial reorganization were adjusted to fair value at the date of novation of the liabilities and are represented by the amounts expected to be settled (Note 18).

(ii) The balance of the borrowings and financing with the BNDES, Local Banks, and ECAs correspond to exclusive markets, and the fair value of these instruments is similar to their carrying amounts. The balances of borrowings and financing refers to the bonds issued in the international market, for which is there is a secondary market, and their fair values differ from their carrying amounts.

(iii) The licenses and concessions payable and the tax refinancing program are stated at the amounts that these obligations are expected to be discharged and are not adjusted to fair value.

(iv) The leases payable are represented by the amounts that the obligations are expected to be settled, adjusted at present value.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The levels of the financial assets cash and cash equivalents and cash investments, held-for-sale assets, and derivative financial instruments at fair value as at March 31, 2020 and December 31, 2019 are as follows:

	Fair value measurement hierarchy	COMPANY		CONSOLIDATED
		Fair value	Fair value	Fair value	Fair value
		03/31/2020	12/31/2019	03/31/2020	12/31/2019
Assets
Cash and banks	Level 1	524,527	152,465	601,797	575,863
Cash equivalents	Level 1	2,680,726	797,502	4,888,178	1,506,082
Cash investments	Level 1	184,429	182,696	219,698	217,792
Held-for-sale financial asset	Level 3		1,474,699		1,474,699
Liabilities
Derivative financial instruments	Level 2		1,152		1,152

There were no transfers between levels in the periods ended March 31, 2020 and December 31, 2019.

The Company and its subsidiaries have measured their financial assets and financial liabilities at their market or actual realizable values (fair value) using available market inputs and valuation techniques appropriate for each situation, as follows:

(a)             Cash, cash equivalents and cash investments

Foreign currency-denominated cash equivalents and cash investments are basically kept in checking deposits denominated in euro and US dollars and, to a lesser extent, in euros.

The fair value of securities traded in active markets is equivalent to the amount of the last closing quotation available at the end of the reporting period, multiplied by the number of outstanding securities.

For the remaining contracts, the Company carries out an analysis comparing the current contractual terms and conditions with the terms and conditions effective for the contract when they were originated. When terms and conditions are dissimilar, fair value is calculated by discounting future cash flows at the market rates prevailing at the end of the period, and when similar, fair value is similar to the carrying amount on the reporting date.

(b)             Held-for-sale assets

As at December 31, 2019, held-for-sale assets represented the indirect interest held by PT Ventures in the dividends receivable and the fair value of the financial investment in Unitel, both classified as held for sale. The assets from the investment held in PT Ventures were measured substantially at the fair value of the investment for sale, which occurred on January 23, 2020.  As at March 31, 2020, the Company holds a claim receivable from the sale of PT Ventures amounting to R$843,760. See Notes 14 and 30 for further information.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(c)             Derivative financial instruments

The Company conducts derivative transactions to manage certain market risks, mainly the foreign exchange risk. At the closing date of the period ended March 31, 2020, these instruments include Non-deliverable Forward (NDF) contracts. The Company does not use derivatives for any purposes other than hedging against these risks.

The method used to calculate the fair value of the derivative instruments contracted throughout the year was the future cash flows method associated to each contracted instrument, discounted using the market rates prevailing at the reporting date.

3.2.           Financial risk management

The Company’s and its subsidiaries’ activities expose them to several financial risks, such as: market risk (including currency fluctuation risk, interest rate risk on fair value, interest rate risk on cash flows), credit risk, and liquidity risk. According to their nature, financial instruments may involve known or unknown risks, and it is important to assess to the best judgment the potential of these risks. The Company and its subsidiaries may use derivative financial instruments to mitigate certain exposures to these risks.

The Company’s risk management process is a three-step process, taking into account its consolidated structure: strategic, tactical, and operational. At the strategic level, the Company’s executive committee agrees with the Board of Directors the risk guidelines to be followed. A Financial Risk Management Committee is responsible for overseeing and ensuring that Oi comply with the existing policies. At the operating level, risk management is carried out by the Company's treasury officer, in accordance with the policies approved by the Board of Directors.

The Financial Risk Management Committee meets on a monthly basis and currently consists of the Chief Finance Officer, the Regulation and Institutional Affairs Officer, the Legal Tax Officer, the Chief Controller, the Investor Relations Officer, and the Treasury Officer.

The Hedging and Cash Investments Policies, approved by the Board of Directors, document the management of exposures to market risk factors generated by the financial transactions of the Oi Group companies.

In the aftermath of the approval of the JRP, based on the measured new risk factors, the Company approved with the Board of Directors a new strategy to the Board of Directors to mitigate the risks arising on the foreign exchange exposure of its financial liabilities, as is ready to implement it as from this point in time. In line with the Hedging Policy pillars, the strategy is focused on the preservation of the Company’s cash flows, maintaining its liquidity, and complying with the financial covenants.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

3.2.1.      Market risk

(a)             Foreign exchange risk

Financial assets

The Company is not exposed to any material foreign exchange risk involving foreign currency-denominated financial assets as at March 31, 2019, except with regard to the claims receivable arising on the sale of PT Ventures (Note 14), for which the Company does not enter into any currency hedging transaction.

Financial liabilities

The Company and its subsidiaries have foreign currency-denominated or foreign currency-indexed borrowings and financing. The risk associated with these liabilities is related to the possibility of fluctuations in foreign exchange rates that could increase the balance of such liabilities. The Company’s and its subsidiaries’ borrowings and financing exposed to this risk represent approximately 63.6% of total liabilities from borrowings and financing (52.3% at December 31, 2019), less the contracted currency hedging transactions.

To minimize this type of risk, after the sale of PT Ventures was completed in January 2020, the Company elected to keep part of the funds received with this sale in offshore cash, as a natural hedge both to cover the payment of foreign currency-denominated interest to be made in 2020 and the portion of the Company’s US dollar-denominated operating expenses. The Company hedges virtually 100% of the cash flows of these transactions in 2020 through this natural hedge.  As at March 31, 2020, the Company did not have hedging transactions using currency forwards.

The currency hedging percentage for purposes of covenant compliance and the financial expenses of the existing borrowings and financing, including the impacts of changes in foreign exchange rates on the fair value adjustment gain, is 45.7%.

Foreign currency-denominated financial assets and financial liabilities are presented in the balance sheet as follows (includes intragroup balances transferred to Company amounts):

	COMPANY
	03/31/2020		12/31/2019
	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets
Cash and banks	485,540	485,540	108,160	108,160
Cash equivalents
Due from related parties	6,950,340	6,950,340	5,583,816	5,583,816
Held-for-sale assets
Held-for-sale financial asset			1,474,699	1,474,699
Dividends receivable			2,435,014	2,435,014
Financial liabilities
Borrowings and financing (Note 20)	9,855,059	9,855,059	7,683,578	7,683,578
Derivative financial instruments			1,152	1,152
	CONSOLIDATED
	03/31/2020		12/31/2019
	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets
Cash and banks	1,102,254	1,102,254	400,874	400,874
Cash equivalents	1,412	1,412	1,096	1,096
Claims receivable – Sale of PT Ventures (Note 14)	843,760	843,760
Held-for-sale assets
Held-for-sale financial asset			1,474,699	1,474,699
Dividends receivable			2,435,014	2,435,014
Financial liabilities
Borrowings and financing (Note 20)	12,259,878	12,259,878	9,521,291	9,521,291
Derivative financial instruments			1,152	1,152

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The amounts of the derivative financial instruments are summarized as follows:

Derivatives designated for hedge accounting
			COMPANY		CONSOLIDATED
	Notional (US$)	Maturity (years)	Fair value		Fair value
			Amounts (payable)/receivable		Amounts (payable)/receivable
			03/31/2020	12/31/2019	03/31/2020	12/31/2019
USD/R$ NDFs				(1,152)		(1,152)

At the end of the year, the main hedging transactions conducted with financial institutions with the objective minimizing the foreign exchange risk were as follows:

Non-deliverable Forward (NDF) contracts

US$/R$: Refer to future dollar purchase transactions using NDFs to hedge against the depreciation of the Brazilian real against the US dollar. The key strategy for these contracts is to eliminate foreign exchange differences during the contract period, mitigating unfavorable changes in foreign exchange rates on dollar-denominated debts or operating expenses.

As at March 31, 2020, there were no hedging transactions entered into with financial institutions in the form of NDF contracts and in the period then ended the Company recognized as result of derivative transactions the amounts shown below:

	COMPANY		CONSOLIDATED
	03/31/2020	03/31/2019	03/31/2020	03/31/2019
Forward currency transactions – financial income (expenses)	127,581	59,799	127,581	59,799
Forward currency transaction – operating results	1,152	(1,480)	1,152	(1,480)
Total	128,733	58,319	128,733	58,319

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The movements in foreign exchange hedges designated for hedge accounting were recognized in other comprehensive income.

Table of movements in hedge accounting effects in other comprehensive income
	COMPANY	CONSOLIDATED
Balance at 12/31/2019	(1,152)	(1,152)
Amortization of hedges to profit or loss	1,152	1,152
Balance at 03/31/2020

Foreign exchange risk sensitivity analysis

As established by CVM Instruction 475, as at March 31, 2020, management estimated the depreciation scenarios of the Brazilian real in relation to other currencies, at the end of the reporting period.

For purposes of this Instruction, however, the rates used for the probable scenario were the rates prevailing at the end of March 2020. The probable rates were then depreciated by 25% and 50% and used as benchmark for the possible and remote scenarios, respectively.

	Rate
Description	03/31/2020	Depreciation
Probable scenario
U.S. dollar	5.1987	0%
Euro	5.7264	0%
Possible scenario
U.S. dollar	6.4984	25%
Euro	7.1580	25%
Remote scenario
U.S. dollar	7.7981	50%
Euro	8.5896	50%

The impacts of foreign exchange exposure on the foreign currency-denominated debt, taking into consideration derivatives and offshore cash, in the sensitivity scenarios estimated by the Company, are shown in the table below (excludes intragroup balances):

		03/31/2020
		COMPANY			CONSOLIDATED
Description	Individual risk	Probable scenario	Possible scenario	Remote scenario	Probable scenario	Possible scenario	Remote scenario
US dollar debt	Dollar appreciation	11,627,706	14,534,632	17,441,559	23,183,685	28,979,606	34,775,527
US dollar cash	Dollar depreciation	(435,928)	(544,909)	(653,891)	(634,800)	(793,500)	(952,200)
Euro debt	Euro appreciation	234,134	292,667	351,201	3,427,193	4,283,991	5,140,789
Euro cash	Euro depreciation	(49,612)	(62,015)	(74,419)	(468,866)	(586,083)	(703,299)
Fair value adjustment	Dollar/euro depreciation	(3,061,145)	(3,826,432)	(4,591,718)	(11,062,907)	(13,828,634)	(16,594,360)
Total assets/liabilities indexed to exchange fluctuation		8,315,155	10,393,943	12,472,732	14,444,305	18,055,380	21,666,457
Total (gain) loss			2,078,788	4,157,577		3,611,075	7,222,152

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(b)             Interest rate risk

Financial assets

Cash equivalents and cash investments in local currency are substantially maintained in financial investment funds exclusively managed for the Company and its subsidiaries, and investments in private securities issued by prime financial institutions.

The interest rate risk linked to these assets arises from the possibility of decreases in these rates and consequent decrease in the return on these assets.

Financial liabilities

The Company and its subsidiaries have borrowings and financing subject to floating interest rates, based on the Long-term Interest Rate (TJLP), the CDI, or the Benchmark Rate in the case of real-denominated debt as at March 31, 2020. After the approval of the JRP, the Company does not have borrowings and financing subject to foreign currency-denominated floating interest rate.

As at March 31, 2020, approximately 36.4% (47.5% at December 31, 2019) of the incurred debt was subject to floating interest rates. The most material exposure of Company’s and its subsidiaries’ debt after is to CDI. Therefore, a continued increase in this interest rate would have an adverse impact on future interest payments.

These assets and liabilities are presented in the balance sheet as follows:

	COMPANY
	03/31/2020		12/31/2019
	Carrying amount	Market value	Carrying amount	Market value
Financial assets
Cash equivalents	2,680,726	2,680,726	797,502	797,502
Cash investments	184,429	184,429	182,696	182,696
Financial liabilities
Borrowings and financing (Note 20)	3,833,085	3,833,085	3,724,989	3,724,989

	CONSOLIDATED
	03/31/2020		12/31/2019
	Carrying amount	Market value	Carrying amount	Market value
Financial assets
Cash equivalents	4,886,766	4,886,766	1,504,986	1,504,986
Cash investments	219,698	219,698	217,792	217,792
Financial liabilities
Borrowings and financing (Note 20)	12,181,112	12,181,112	8,705,458	8,705,458

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Interest rate fluctuation risk sensitivity analysis

Management believes that the most material risk related to interest rate fluctuations arises from its liabilities pegged to the CDI and TJLP. This risk is associated to an increase in those rates. TJLP has been successively cut since April 2019, when it was set at 6.26% until June of the same year. From July to September, TJLP was cut to 5.95% and from October to December a new cut was made, to 5.57%. From January to March 2020, the rate kept the downward trend and closed at 5.09%. At the end of the quarter, in turn, the National Monetary Council had already decided and announced another cut, this time to 4.94% per year, effective for April-June 2020.

As required by CVM Instruction 475, Management estimated the fluctuation scenarios of the rates CDI and TJLP as at March 31, 2020. The rates used for the probable scenario were the rates prevailing at the end of the reporting period.

For purposes of this Instruction, however, these rates have been stressed by 25% and 50%, and used as benchmark for the possible and remote scenarios.

03/31/2020
Interest rate scenarios
Probable scenario		Possible scenario		Remote scenario
CDI	TJLP	CDI	TJLP	CDI	TJLP
4.59%	5.57%	5.74%	6.96%	6.89%	8.36%

Such sensitivity analysis considers payment outflows in future dates. Thus, the aggregate of the amounts for each scenario is not equivalent to the fair values, or even the fair values of these liabilities.

The impacts of exposure to interest rates, in the sensitivity scenarios estimated by the Company, are shown in the table below:

		03/31/2020
		COMPANY			CONSOLIDATED
Description	Individual risk	Probable scenario	Possible scenario	Remote scenario	Probable scenario	Possible scenario	Remote scenario
Debt pegged to CDI	CDI increase	2,589,167	3,315,122	4,072,260	4,595,511	5,884,008	7,227,852
Debt pegged to TJLP	TJLP increase	806,696	953,142	1,104,488	3,013,741	3,557,545	4,118,656
Total assets/liabilities pegged to the interest rate		3,395,863	4,268,264	5,176,748	7,609,252	9,441,553	11,346,508
Total (gain) loss			872,401	1,780,885		1,832,301	3,737,256

3.2.2.      Credit risk

The concentration of credit risk associated to trade receivables is immaterial due to the diversification of the portfolio. Doubtful receivables are adequately covered by an allowance for doubtful accounts.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Transactions with financial institutions (cash investments and borrowings and financing) are made with prime entities, avoiding the concentration risk. The credit risk of financial investments is assessed by setting caps for investment in the counterparts, taking into consideration the ratings released by the main international risk rating agencies for each one of such counterparts. As at March 31, 2020, approximately 91.4% of the consolidated cash investments were made with counterparties with an AAA, AA, A, and or sovereign risk rating.

3.2.3.      Liquidity risk

The liquidity risk also arises from the possibility of the Company being unable to discharge its liabilities on maturity dates and obtain cash due to market liquidity restrictions. Management uses its resources mainly to fund capital expenditures incurred on the expansion and upgrading of the network, invest in new businesses.

The Company’s management monitors the continual forecasts of the liquidity requirements to ensure that the company has sufficient cash to meet its operating needs and fund capital expenditure to modernize and expand its network.

On January 24, 2020, Oi sold its stake in PT Ventures to local oil company Sonangol for US$1 billion. Of this total, US$699.1 million were paid by Sonangol on sale day, after making an advance of US$60.9 million before the closing date as dividends. The remaining US$240 million should be paid by Sonangol to Africatel by July 31, 2020, funds that are fully guaranteed by a guarantee letter issued by a first-tier bank, while Africatel is assured a minimum monthly flow of US$40 million, beginning February 2020. Up to March 31, 2020, two of the six installments of US$40 million had already been paid. This action is part of the strategic plan disclosure by the Company and aims at strengthening its cash and contribute to implementation of its CAPEX Plan.

Added to this is the issue of up to R$2.5 billion in simple, nonconvertible debentures by Oi Móvel, a prepetition financing line, in the form of DIP Financing, in line with the provisions of Clause 5.3 of the Company’s JPR.

Capital management

The Company seeks to manage its equity structure according to best market practices.

The objective of the Company’s capital management strategy is to ensure that liquidity levels and financial leverage allow the sustained growth of the Group, the compliance with the strategic investment plan, and generation of returns to our shareholders.

We may change our capital structure, according to existing economic and financial conditions, to optimize our financial leverage and debt management.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The indicators used to measure capital structure management are: gross debt to accumulated twelve-month EBITDA (earnings before interest (financial income and expenses), taxes, depreciation, and amortization), and the interest coverage ratio, as shown below:

Gross debt-to-EBITDA	between 2x and 4.0x
Interest coverage ratio (*)	higher than 1.75

(*) Measures the Company’s capacity to cover its future interest obligations.

The materialization of the foreign exchange rate stress scenario, taking into account the expected effects of COVID-19 on the world economy, lead to a steep devaluation of the Brazilian real, with a material impact on the Company's gross debt. This depreciation, however, represents a merely accounting impact, since the debt matures over the long term. Only the qualified bond has foreign currency-denominated cash outflows for interest payments, which is protected using a natural hedge, with the maintenance of part of the proceeds from the sale of PT Ventures in offshore cash.

3.2.4.      Risk of accelerated maturity of borrowings and financing

Any default event in some debt instruments of the Company and its subsidiaries without the appropriate waiver might result in accelerated maturity of other borrowings and financing. At the end of March 31, 2020 there was no risk of accelerated maturity of Company debt.

The risk of accelerated maturity arising from noncompliance of financial covenants associated to the debt was mitigated by preventively obtaining waiver letters from creditors by the end of this quarter, which is detailed in Note 20, in the section ‘Covenants’.

4.               NET OPERATING REVENUE

	COMPANY		CONSOLIDATED
	03/31/2020	03/31/2019	03/31/2020	03/31/2019

Gross operating revenue	1,062,328	1,313,249	6,410,471	7,000,889

Deductions from gross revenue	(255,670)	(317,698)	(1,661,948)	(1,870,853)
Taxes	(253,326)	(317,484)	(1,298,156)	(1,498,746)
Other deductions	(2,344)	(214)	(363,792)	(372,107)

Net operating revenue	806,658	995,551	4,748,523	5,130,036

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

5.               REVENUE AND EXPENSES BY NATURE

	COMPANY		CONSOLIDATED
	03/31/2020	03/31/2019	03/31/2020	03/31/2019
Net operating revenue	806,658	995,551	4,748,523	5,130,036
Operating income (expenses):
Interconnection	(16,466)	(30,584)	(111,669)	(136,491)
Personnel	(92,534)	(94,101)	(608,555)	(603,761)
Third-party services	(245,344)	(289,442)	(1,428,979)	(1,499,424)
Grid maintenance service	(128,875)	(164,333)	(234,686)	(274,928)
Handset and other costs			(23,419)	(49,782)
Advertising and publicity	(14,818)	(15,985)	(70,894)	(71,832)
Rentals and insurance	(119,931)	(116,997)	(584,342)	(662,656)
(Provisions)/reversals	(42,990)	(18,000)	(21,992)	(59,391)
Expected losses on trade receivables	(15,372)	(41,432)	(138,632)	(136,977)
Taxes and other income (expenses) (i)	(4,772,272)	(209,524)	7,296	(7,354)
Other operating income (expenses), net (ii)		592,770	366,558	987,185
Operating expenses excluding depreciation and amortization	(5,448,602)	(387,628)	(2,849,314)	(2,515,411)
Depreciation and amortization	(381,924)	(443,128)	(1,711,069)	(1,689,676)
Total operating expenses	(5,830,526)	(830,756)	(4,560,383)	(4,205,087)
Profit (loss) before financial income (expenses) and taxes	(5,023,868)	164,795	188,140	924,949
Financial income (expenses):
Financial income	8,119,608	1,133,369	3,384,553	1,350,780
Financial expenses	(9,387,890)	(703,487)	(9,860,526)	(1,552,510)
Total financial income (expenses)	(1,268,282)	429,882	(6,475,973)	(201,730)
Pretax profit (loss)	(6,292,150)	594,677	(6,287,833)	723,219
Income tax and social contribution	12,085	(26,274)	34,043	(44,456)
Profit (loss) for the period	(6,280,065)	568,403	(6,253,790)	678,763
Profit (loss) attributable to the Company’s owners	(6,280,065)	568,403	(6,280,065)	568,403
Profit (loss) attributable to non-controlling interests			26,275	110,360

Operating expenses by function:

Cost of sales and/or services	(680,976)	(800,239)	(3,665,124)	(3,873,469)
Selling expenses	(140,746)	(215,831)	(762,856)	(868,290)
General and administrative expenses	(217,548)	(222,472)	(713,460)	(690,411)
Other operating income	151,297	887,635	887,661	1,543,992
Other operating expenses	(65,987)	(43,989)	(336,866)	(316,284)
Share of results of investees	(4,876,566)	(435,860)	30,262	(625)
Total operating expenses	(5,830,526)	(830,756)	(4,560,383)	(4,205,087)

(i)          Includes the share of profit (loss) of investees.

(ii)         In the first quarter of 2020, represented mainly by the gain on the sale of a property amounting to R$84,920 (Note 31(d)) and gain on the sale of the investment held in PT Ventures amounting to R$79,114 (Note 30). In the first quarter of 2019, refers to the accounting recognition amounting to R$592,770 in the Company and R$987,185 on a consolidated basis, of the PIS and COFINS credits arising from the deduction of ICMS from the tax base of PIS and COFINS, as well as the recovery of unduly paid amounts as PIS and COFINS, under a final and unappealable court decision reached in 2019 (see Note 11).

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

6.               FINANCIAL INCOME (EXPENSES)

	COMPANY		CONSOLIDATED
	03/31/2020	03/31/2019	03/31/2020	03/31/2019
Financial income
Monetary correction and exchange differences on third‑party debt discount	823,852	12,100	2,794,815	3,404
Monetary correction and exchange differences on related‑party debt discount	5,020,302	(108,186)
Interest on and monetary correction to other assets (i)	189,063	981,103	165,938	1,219,691
Income from cash investments	16,205	56,633	38,874	86,944
Interest and foreign exchange differences on intragroup loans	1,885,784	150,956
Exchange differences on translating foreign cash investments	182,646	(54,773)	383,179	(55,368)
Other income	1,756	95,536	1,747	96,109
Total	8,119,608	1,133,369	3,384,553	1,350,780

Financial expenses and other charges
a) Borrowing and financing costs
Amortization of third‑party debt discount	(238,602)	(97,392)	(577,730)	(215,196)
Amortization of related‑party debt discount	(563,295)	(97,933)
Monetary correction to and exchange losses on third-party	(2,623,399)	(45,493)	(5,835,271)	(44,263)
Interest on borrowings from third parties	(288,904)	(202,673)	(389,636)	(304,838)
Interest on debentures	(37,033)	(52,672)	(141,246)	(82,042)
Interest and foreign exchange differences on intragroup loans	(4,937,466)	133,977
Subtotal:	(8,688,699)	(362,186)	(6,943,883)	(646,339)
b) Other charges
Interest on leases	(20,611)	(18,488)	(254,317)	(237,113)
Gain (loss) on cash investments classified as held for sale	377,129	(77,677)	203,773	122,387
Tax on transactions and bank fees	(37,685)	(65,281)	(93,913)	(122,536)
Interest on, monetary correction of, and foreign exchange differences on other liabilities (ii)	(755,614)	(132,955)	(2,381,837)	(447,895)
Monetary correction of (provisions)/reversals	(94,832)	(39,064)	(176,190)	(97,251)
Interest on taxes in installments - tax financing program	(1,362)	(2,812)	(2,475)	(5,117)
Derivative transactions	(127,581)	59,799	(127,581)	59,799
Other expenses (iii)	(38,635)	(64,823)	(84,103)	(178,445)
Subtotal:	(699,191)	(341,301)	(2,916,643)	(906,171)
Total	(9,387,890)	(703,487)	(9,860,526)	(1,552,510)
Financial income (expenses)	(1,268,282)	429,882	(6,475,973)	(201,730)

(i)       In the first quarter of 2019, refers to the accounting recognition amounting to R$875 million in the Company and R$1,024 million on a consolidated basis related to the monetary correction to PIS and COFINS credits arising from the deduction of ICMS from the tax base of PIS and COFINS, as well as the recovery of unduly paid amounts as PIS and COFINS, under a final and unappealable court decision reached in March and September 2019 (Note 11).

(ii)     This line item includes interest related to the present value adjustment associated with the liabilities of onerous contracts and trade payables subject to the Judicial Reorganization, and related exchange differences and monetary correction.

(iii)   Represented mainly by financial banking fees and commissions.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

7.               INCOME TAX AND SOCIAL CONTRIBUTION

Income taxes encompass the income tax and the social contribution. The income tax rate is 25% and the social contribution rate is 9%, generating aggregate nominal tax rate of 34%.

The provision for income tax and social contribution is broken down as follows:

	COMPANY		CONSOLIDATED
	03/31/2020	03/31/2019	03/31/2020	03/31/2019
Income tax and social contribution
Current taxes		(1,805)	10,229	(22,393)
Deferred taxes (Note 10)	12,085	(24,469)	23,814	(22,063)
Total	12,085	(26,274)	34,043	(44,456)

	COMPANY		CONSOLIDATED
	03/31/2020	03/31/2019	03/31/2020	03/31/2019
Pretax profit (loss)	(6,292,150)	594,677	(6,287,833)	723,219
Income tax and social contribution
Income tax and social contribution on taxed income	2,139,331	(202,190)	2,137,863	(245,894)
Equity in investees	(1,658,032)	(148,192)	10,289	(213)
Tax incentives (basically, operating profit) (i)		37	18	873
Permanent deductions (add-backs) (ii)	1,783,716	(139,548)	886,341	(237,108)
Reversal of (Allowance for) impairment losses on deferred tax assets (iii)	(2,252,930)	463,619	(2,634,038)	434,826
Tax effects of deferred tax assets of foreign subsidiaries (iv)			(366,430)	3,060
Income tax and social contribution effect on profit or loss	12,085	(26,274)	34,043	(44,456)

(i)          Refers basically to the exploration profit recognized in the profit or loss of subsidiary Oi Móvel pursuant to Law 11638/2007.

(ii)         The tax effects from permanent add-backs are represented mainly by the effects of foreign exchange differences arising on the fair value adjustment to the restructured liabilities included in the JRP.

(iii)       Reversal (recognition) of the allowance for the realizable value (impairment) of deferred tax assets (Note 10).

(iv)       Effects of unrecognized deferred tax assets held by foreign subsidiaries that do not have a history of profitability and/or an expectation to generate taxable income.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

8.               CASH, CASH EQUIVALENTS AND CASH INVESTMENTS

Cash investments made by the Company and its subsidiaries in the years ended March 31, 2020 and December 31, 2019 are measured at their fair values.

(a)             Cash and cash equivalents

	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Cash and banks	524,527	152,465	1,201,839	575,863
Cash equivalents	2,680,726	797,502	4,888,179	1,506,082
Total	3,205,253	949,967	6,090,018	2,081,945

	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Repurchase agreements (i)	2,501,002	619,892	4,483,091	1,192,708
Private securities (ii)	83,755	84,467	216,389	134,818
Certificated of Bank Deposit (CDB)	93,161	90,427	183,613	173,854
Time deposits			1,412	1,096
Other	2,808	2,716	3,674	3,606
Cash equivalents	2,680,726	797,502	4,888,179	1,506,082

(b)             Short-term and long-term cash investments

	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Private securities (iii)	168,550	167,084	197,566	196,203
Government securities	15,879	15,612	22,132	21,589
Total	184,429	182,696	219,698	217,792
Current	179,559	177,869	185,827	183,850
Non-current	4,870	4,827	33,871	33,942

(i)               Represented mainly by exclusive investment funds composed by Government Securities with yield pegged to the SELIC rate. The portfolio is preferably allocated to highly liquid spot market instruments for all investments.

(ii)             Represented mainly by financial treasury bills from private banks with remuneration linked to CDI rate and immediate liquidity.

Represented mainly by investments with yields are pegged to SELIC and CDB rates.

The Company and its subsidiaries hold cash investments in Brazil and abroad for the purpose of earning interest on cash, benchmarked to CDI in Brazil, LIBOR for the US dollar-denominated portion, and EURIBOR for the euro-denominated portion.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

9.               ACCOUNTS RECEIVABLE

	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Billed services	1,487,993	1,348,859	5,854,517	5,910,643
Unbilled services	385,802	401,008	823,903	842,726
Handheld devices, accessories, and other assets	95,993	95,354	381,750	354,928
Subtotal	1,969,788	1,845,221	7,060,170	7,108,297
Expected losses on trade receivables	(456,679)	(461,957)	(788,756)	(773,771)
Total	1,513,109	1,383,264	6,271,414	6,334,526

1 These amounts include the related-party balances, as shown in Note 29.

The aging list of trade receivables is as follows:

	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Current	1,675,168	1,617,990	4,918,919	5,118,874
Past-due up to 60 days	183,412	114,255	631,497	527,459
Past-due from 61 to 90 days	20,961	17,282	120,779	104,694
Past-due from 91 to 120 days	13,833	12,066	93,165	99,299
Past-due from 121 to 150 days	8,866	12,004	75,111	83,083
Over 150 days past-due	67,548	71,624	1,220,699	1,174,888
Total	1,969,788	1,845,221	7,060,170	7,108,297

The movements in expected credit losses on trade receivables are as follows:

	COMPANY	CONSOLIDATED
Balance at January 1, 2019	(461,957)	(773,771)
Expected losses on trade receivables	(15,372)	(138,613)
Trade receivables written off as uncollectible	20,650	123,628
Balance at March 31, 2020	(456,679)	(788,756)

10.            CURRENT AND DEFERRED INCOME TAXES

	ASSETS
	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Current recoverable taxes
Recoverable income tax (IRPJ) (i)	68,132	13,215	238,089	209,513
Recoverable social contribution (CSLL) (i)	1,191	3	84,988	81,215
IRRF/CSLL - withholding income taxes (ii)	11,151	61,506	206,633	251,998
Total current	80,474	74,724	529,710	542,726

Deferred recoverable taxes
Income tax and social contribution on temporary differences[1]			122,989	99,175
Total non-current			122,989	99,175

1 See movements table below.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

	LIABILITIES
	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Current taxes payable
Income tax payable			57,734	54,358
Social contribution payable			7,277	12,296
Total current			65,011	66,654

Deferred taxes payable
Income tax and social contribution on temporary differences1		12,085
Total non-current		12,085

1 See movements table below.

(i)               Refer mainly to prepaid income tax and social contribution that will be offset against federal taxes payable in the future.

(ii)             Withholding income tax (IRRF) credits on cash investments, derivatives, intragroup loans, government entities, and other amounts that are used as deductions from income tax payable for the periods, and social contribution withheld at source on services provided to government agencies.

Movements in deferred income tax and social contribution

	COMPANY
	Balance at December 31, 2019	Recognized in deferred tax benefit/ expenses	Balance at March 31, 2020
Deferred tax assets arising on:
Temporary differences
Provisions	340,441	78,109	418,550
Provisions for suspended taxes	121,805	1,146	122,951
Provisions for pension funds and impacts of CPC 33 (R1) (IAS 19 R)	(13,257)	40	(13,217)
Expected losses on trade receivables	174,311	(2,014)	172,297
Profit sharing	17,153	(3,385)	13,768
Foreign exchange differences	943,055	2,000,586	2,943,641
Merged goodwill (i)	1,411,748	(69,899)	1,341,849
Onerous obligation	430,764	119,477	550,241
Leases (IFRS 16)	9,808	1,140	10,948
Other temporary add-backs and deductions	220,519	(1,873)	218,646
Deferred taxes on temporary differences	3,656,347	2,123,327	5,779,674
CSLL tax loss carryforwards	4,437,246	142,121	4,579,367
Total deferred tax assets	8,093,593	2,265,448	10,359,041
Deferred tax liabilities
Temporary differences and income tax and social contribution of goodwill (ii)	(1,178,218)	(433)	(1,178,651)
Allowance for impairment loss (iii)	(6,927,460)	(2,252,930)	(9,180,390)
Total deferred tax assets (liabilities)	(12,085)	12,085

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

	CONSOLIDATED
	Balance at 12/31/2019	Recognized in deferred tax benefit/ expenses	Balance at 03/31/2020
Deferred tax assets arising on:
Temporary differences
Provisions	1,175,247	17,014	1,192,261
Provisions for suspended taxes	164,554	2,389	166,943
Provisions for pension funds and impacts of CPC 33 (R1) (IAS 19 R)	(14,105)	40	(14,065)
Expected losses on trade receivables	432,420	4,751	437,171
Profit sharing	81,319	(8,896)	72,423
Foreign exchange differences	1,736,933	1,696,185	3,433,118
Merged goodwill (i)	1,411,749	(69,900)	1,341,849
Onerous obligation	1,977,824	542,669	2,520,493
Leases (IFRS 16)	92,374	48,563	140,937
Other temporary add-backs and deductions	860,878	6,689	867,567
Deferred taxes on temporary differences	7,919,193	2,239,504	10,158,697
CSLL tax loss carryforwards	14,762,087	410,881	15,172,968
Total deferred tax assets	22,681,280	2,650,385	25,331,665
Deferred tax liabilities
Temporary differences and income tax and social contribution of goodwill (ii)	(2,297,344)	7,467	(2,289,877)
Allowance for impairment loss (iii)	(20,284,761)	(2,634,038)	(22,918,799)
Total deferred tax assets (liabilities)	99,175	23,814	122,989

(i)          Refer to: (i) deferred income tax and social contribution assets calculated as tax benefit originating from the goodwill paid on acquisition of the Company and recognized by the merged companies in the course of 2009. The realization of the tax credit arises from the amortization of the goodwill balance based on the STFC license and in the appreciation of property, plant and equipment, the utilization of which is estimated to occur through 2025, and (ii) deferred income tax and social contribution assets originating from the goodwill paid on the acquisition of interests in the Company in 2008-2011, recognized by the companies merged with and into Telemar Participações S.A. (“TmarPart”) and by TmarPart merged with and into the Company on September 1, 2015, which was based on the Company’s expected future profitability and the amortization of which is estimated to occur through 2025.

(ii)         Refers basically to the tax effects on the appreciation of property, plant and equipment and intangible assets, merged from TmarPart.

(iii)       The Company, based on the schedule of expected generation of future taxable income, supported by a technical feasibility study and the comparison with the estimate of the annual realization amount of asset and liability temporary differences, revised its deferred taxes recovery estimate and identified and recognized an allowance at recoverable amount.

The stock of tax loss carryforwards in Brazil and foreign subsidiaries is approximately R$34,013,564 and R$14,433,424, and corresponds to R$11,564,612 and R$3,608,356 in deferred tax assets, respectively, which can be carried forward indefinitely and offset against taxes payable in the future.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

11.            OTHER TAXES

	ASSETS
	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Recoverable State VAT (ICMS) (i)	238,378	254,684	1,236,637	1,301,684
PIS and COFINS (ii)	1,347,536	1,463,569	2,560,960	2,736,009
Other	59	54	63,368	47,257
Total	1,585,973	1,718,307	3,860,965	4,084,950
Current	453,417	485,428	1,073,383	1,089,391
Non-current	1,132,556	1,232,879	2,787,582	2,995,559

	LIABILITIES
	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
State VAT (ICMS)	135,188	141,147	515,172	526,618
ICMS Convention No. 69/1998	46,965	46,681	204,420	220,467
PIS and COFINS (iii)	316,426	311,597	576,852	574,063
FUST/FUNTTEL/broadcasting fees (iv)	204,979	204,219	676,129	669,193
FISTEL (v)	736		540,140
Other (vi)	6,828	7,338	141,901	120,460
Total	711,122	710,982	2,654,614	2,110,801
Current	169,238	172,674	1,433,801	886,763
Non-current	541,884	538,308	1,220,813	1,224,038

(i) Recoverable ICMS arises mostly from prepaid taxes and credits claimed on purchases of property, plant and equipment, which can be offset against ICMS payable within 48 months, pursuant to Supplementary Law 102/2000.

(ii) The Company and its subsidiaries filed legal proceedings to claim the right to deduct ICMS from the PIS and COFINS tax bases and the recovery of past unduly paid amounts, within the relevant statute of limitations.

In 2019, the 1st and 2nd Region Federal Courts (Brasília and Rio de Janeiro) issued final and unappealable decisions favorable to the Company on two of the three main lawsuits of the Company relating to the discussion about the non-levy of PIS and COFINS on ICMS.

These credits were cleared for offset by the Federal Revenue Service between May and October 2019 so that the Company has been using them to pay federal taxes due since June 2019. The total amount of the credit was approximately R$3 billion, added to the three lawsuits.

(iii) Refers basically to the Social Integration Program Tax on Revenue (PIS) and Social Security Funding Tax on Revenue (COFINS) on revenue, financial income, and other income.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(iv) The Company and its subsidiaries Telemar and Oi Móvel filed lawsuits to discuss the correct calculation of the contribution to the FUST and in the course of the lawsuits made escrow deposits to suspend its collection. These discussions are also being judged by higher courts and a possible transformation of the deposited amounts into definitive payments should not occur within two (2) years.

(v) Refers to the amount due related to the Telecom Inspection Fund (FISTEL) fee, the payment deadline of which was postponed to August 31, 2020 by Provisional Act 952/2020.

(vi) Consisting primarily of monetary correction to suspended taxes and withholding tax on intragroup loans and interest on capital.

12.            JUDICIAL DEPOSITS

In some situations the Company makes, as ordered by courts or even at its own discretion to provide guarantees, judicial deposits to ensure the continuity of ongoing lawsuits. These judicial deposits can be required for lawsuits with a likelihood of loss, as assessed by the Company based on the opinion of its legal counselors, as probable, possible, or remote. The Company recognizes in current assets the expected amount to be redeemed from judicial deposits or to offset judicial deposits against the provision for contingencies in the next fiscal year.

As set forth by relevant legislation, judicial deposits are adjusted for monetary correction.

	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Civil	3,245,717	3,201,414	5,114,671	5,027,848
Tax	762,471	771,995	2,013,134	2,301,986
Labor	379,924	337,741	978,187	883,125
Subtotal:	4,388,112	4,311,150	8,105,992	8,212,959
Estimated loss (i)	(20,920)	(20,920)	(47,112)	(47,112)
Total	4,367,192	4,290,230	8,058,880	8,165,847
Current	1,126,227	1,198,219	1,462,764	1,514,464
Non-current	3,240,965	3,092,011	6,596,116	6,651,383

(i) This amount represents the estimated loss of balances of judicial deposits, which are in the process of reconciliation with the obtained statements.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

13.            PREPAID EXPENSES

	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Costs incurred on the performance of a contract (IFRS 15) (i)	222,600	236,319	1,006,311	1,016,337
FISTEL (ii)	552		405,312
Advertising and publicity	814	814	51,786	55,695
Insurance	9,676	10,868	27,212	25,807
Bank guarantee	7,811	6,888	26,325	31,297
Other	13,959	6,437	161,882	124,944
Total	255,412	261,326	1,678,828	1,254,080
Current	158,706	155,513	1,109,032	670,344
Non-current	96,706	105,813	569,796	583,736

(i) Represented by commissions costs incurred in the compliance with agreements.

The movements in the period are as follows:

	COMPANY	CONSOLIDATED
Balance at January 1, 2019	236,319	1,016,337
Incurred costs	26,207	152,853
Allocation to profit or loss	(39,926)	(162,879)
Balance at December 31, 2020	222,600	1,006,311

(ii) Article 1, I, of Provisional Act 952/2020, combined with Article 2, I, thereof, postponed to August 31, 2020 the deadline to pay the FISTEL fees.

14.            OTHER ASSETS

	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Sureties from related parties	57,645	56,754
Claims receivables – Sale of PT Ventures (i)			843,760
Advances to and amounts recoverable from suppliers	85,900	124,760	775,659	767,900
Amounts receivable from the sale of property, plant and equipment items	81,998	81,998	303,526	302,947
Amounts receivable	51,944	9,589	112,110	53,406
Advances to employees	13,789	17,178	71,000	79,830
Other	44,774	45,895	78,340	85,739
Total	336,050	336,174	2,184,395	1,289,822
Current	303,628	303,509	1,772,424	852,155
Non-current	32,422	32,665	411,971	437,667

(i)       Claim receivable from Sonangol related to the sale of PT Ventures, completed on January 23, 2020, and this receivable is estimated to be realized by July 2020. See Note 30 for further information.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

15.            INVESTMENTS

	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Investment in subsidiaries	12,026,154	14,483,150
Joint arrangements			28,322	28,632
Investments in associates			48,578	48,578
Tax incentives, net of allowances for losses	10,273	10,273	31,876	31,876
Other investments	3,799	3,799	15,430	24,679
Total	12,040,226	14,497,222	124,206	133,765

Summary of the movements in investment balances

	COMPANY	CONSOLIDATED
Balance at December 31, 2019	14,497,222	133,765
Share of results of investees (Note 5)	(4,876,566)	30,262
Reclassification of equity in investees to held-for-sale assets	(283,201)	(30,804)
Reclassification of equity in investees to the provision for equity deficiency	1,389,040
Advance for future capital increase in subsidiary	179,632
Reclassification from/to held-for-sale investments (*)	1,134,071
Other	28	(9,017)
Balance at March 31, 2020	12,040,226	124,206

(*) Reclassification of PT Participações held-for-sale assets and investment assets, considering that a portion are direct and indirect investments of PT Participações are operating investments and another portion are non-operating investments, respectively.

The main data related to direct equity interests in subsidiaries, for equity accounting purposes, are as follows:

			COMPANY
			03/31/2020
			In thousands of shares		Equity interests - %
Subsidiaries	Shareholders’ equity	Profit (loss) for the period	Common	Preferred	Total capital	Voting capital
Telemar	10,927,151	(3,773,785)	154,032,213	189,400,783	100	100
Rio Alto	4,008	5	215,538,129	215,538,129	100	100
Oi Holanda	(1,963,511)	(469,982)	100		100	100
Oi Serviços Financeiros	4,291	1,004	799		100	100
PTIF	(3,836,817)	(917,398)	0.042		100	100
CVTEL	(1,767)	(79)	18		100	100
Carrigans	135		0.100		100	100
PT Participações (*)	1,377,347	283,201	1,000,000		100	100
Serede	(325,847)	(9,028)	24,431,651		17.51	17.51

(*) The interest in the equity and the share of results of PT Participações are represented by: (i) investments of R$1,134,071 and share of profits of R$284,172, classified in investments; and (ii) investments of R$243,276 and share of losses of R$971, classified in investments held-for-sale assets.

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BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
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COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

	COMPANY
	Equity in investees		Investment value		Provision for negative shareholders’ equity
Subsidiaries	03/31/2020	03/31/2019	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Telemar	(3,773,785)	(360,250)	10,927,151	14,521,304
Rio Alto	5	48	4,008	4,004
Oi Holanda	(469,982)	(22,479)			1,963,511	1,493,529
Oi Serviços Financeiros	1,004	1,108	4,291	3,287
PTIF	(917,398)	(73,421)			3,836,817	2,919,419
CVTEL	(79)	(108)			1,767	1,325
Carrigans			135	107
Serede	(1,581)	3,511			57,057	55,476
Reclassification of held-for-sale investments (PT Participações)	284,172		1,134,071
Unrealized profits or losses with investees	2,049	(1,247)	(43,502)	(45,552)
Subtotal:	(4,875,595)	(452,838)	12,026,154	14,483,150	5,859,152	4,469,749
Investments in operating companies (PT Participações) (i)	(971)	16,978	243,276	3,421,062
Total	(4,876,566)	(435,860)	12,269,430	17,904,212	5,859,152	4,469,749

(i)       Share of results of investees and corresponding investments held in the operations in Africa and Asia, classified as held-for-sale assets.

Summarized financial information

	03/31/2020
Subsidiaries	Assets	Liabilities	Revenue
Telemar (1)	32,794,420	21,867,269	1,362,816
Oi Holanda (1)	1,537,902	3,501,413
PTIF (1)	1,164,480	5,001,297
Rio Alto	5,361	1,353
Oi Serviços Financeiros	21,085	16,794	105
CVTEL	6	1,773
Serede	1,315,677	1,641,524	584,121
PT Participações	1,908,065	530,718

(1) Amounts adjusted for consolidation and equity accounting purposes.

	12/31/2019		03/31/2019
Subsidiaries	Assets	Liabilities	Revenue
Telemar (1)	34,884,055	20,362,751	1,572,726
Oi Holanda (1)	1,090,870	2,584,399
PTIF (1)	832,548	3,751,967
Rio Alto	5,332	1,328
Oi Serviços Financeiros	21,372	18,085	170
CVTEL	9	1,334
Serede	1,362,990	1,679,809	590,497
PT Participações	4,597,579	1,176,517

(1) Amounts adjusted for consolidation and equity accounting purposes.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
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COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

16.            PROPERTY, PLANT AND EQUIPMENT

		COMPANY
Works in progress		Automatic switching equipment	Transmission and other equipment (1)	Infrastructure	Buildings	Right of use - leases	Other assets	Total
Cost of PP&E (gross amount)
Balance at December 31, 2019	92,241	6,308,419	25,260,963	6,843,588	1,796,985	709,740	2,297,906	43,309,842
Contractual changes						6,186		6,186
Additions	240,455		4,417	22,557		96,822	1,066	365,317
Write-offs	(4,320)		(97,991)	(10,795)		(25,641)		(138,747)
Transfers	(252,138)	274	163,620	78,768	534		8,942
Balance at March 31, 2020	76,238	6,308,693	25,331,009	6,934,118	1,797,519	787,107	2,307,914	43,542,598
Accumulated depreciation
Balance at December 31, 2019		(6,224,607)	(21,836,073)	(4,786,367)	(1,513,000)	(50,609)	(1,778,675)	(36,189,331)
Depreciation expenses		(11,317)	(128,412)	(106,579)	(6,494)	(18,502)	(9,670)	(280,974)
Write-offs			97,137	3,340		2,004	(5,731)	96,750
Balance at March 31, 2020		(6,235,924)	(21,867,348)	(4,889,606)	(1,519,494)	(67,107)	(1,794,076)	(36,373,555)
PP&E, net
Balance at December 31, 2019	92,241	83,812	3,424,890	2,057,221	283,985	659,131	519,231	7,120,511
Balance at March 31, 2020	76,238	72,769	3,463,661	2,044,512	278,025	720,000	513,838	7,169,043
Annual depreciation rate (average)		10%	12%	10%	9%	8%	15%

(1)     Transmission and other equipment include transmission and data communication equipment.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
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COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

	CONSOLIDATED
	Works in progress	Automatic switching equipment	Transmission and other equipment (1)	Infrastructure	Buildings	Right of use - leases	Other assets	Total
Cost of PP&E (gross amount)
Balance at December 31, 2019	2,158,327	20,213,536	67,333,635	31,993,328	4,236,477	8,835,501	6,806,796	141,577,600
Contractual changes						544,878		544,878
Additions	1,731,022		13,544	98,984	482	408,743	8,852	2,261,627
Write-offs	(40,956)		(120,221)	(88,444)		(150,471)		(400,092)
Transfers	(1,688,590)	18,125	1,308,601	316,276	6,154		39,434
Transfer to held-for-sale assets							(159)	(159)
Balance at March 31, 2020	2,159,803	20,231,661	68,535,559	32,320,144	4,243,113	9,638,651	6,854,923	143,983,854
Accumulated depreciation
Balance at December 31, 2019		(19,211,934)	(50,355,582)	(23,495,796)	(2,726,033)	(929,910)	(5,947,511)	(102,666,766)
Depreciation expenses		(72,846)	(685,656)	(356,738)	(23,256)	(256,336)	(64,357)	(1,459,189)
Write-offs			119,007	68,117		30,298	(5,731)	211,691
Transfer to held-for-sale assets							165	165
Balance at March 31, 2020		(19,284,780)	(50,922,231)	(23,784,417)	(2,749,289)	(1,155,948)	(6,017,434)	(103,914,099)
PP&E, net
Balance at December 31, 2019	2,158,327	1,001,602	16,978,053	8,497,532	1,510,444	7,905,591	859,285	38,910,834
Balance at March 31, 2020	2,159,803	946,881	17,613,328	8,535,727	1,493,824	8,482,703	837,489	40,069,755
Annual depreciation rate (average)		10%	12%	10%	9%	11%	15%

(1)   Transmission and other equipment include transmission and data communication equipment.

Additional disclosures

Pursuant to ANATEL’s concession agreements, the property, plant and equipment items of the Concessionaires that are indispensable for the provision of the Switched Fixed-line Telephony Services (“STFC”) provided for in said agreements are considered returnable assets.

As at March 31, 2020, the residual balance of the Company’s returnable assets is R$3,045,733 (R$R$3,040,263 at December 31, 2019) and consists of assets and installations in progress, switching and transmission equipment, payphones, outside network equipment, power equipment, and systems and operation support equipment. On a consolidated basis, this balance amounts to R$9,190,500 (R$9,048,877 at December 31, 2019).

In the period ended March 31, 2020, financial charges and transaction costs incurred on works in progress were capitalized at the average rate of 7% per year.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
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COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Movements in the rights of use - leases

	COMPANY
	Towers	Physical space	Vehicles	Properties	Total
Lease cost (gross amount)
Balance at December 31, 2019	644,082	39,302	24,806	1,550	709,740
Contractual changes	6,691	(226)		(279)	6,186
Additions	31,300	62,758	2,764		96,822
Write-offs	(21,743)	(2,218)	(1,680)		(25,641)
Balance at March 31, 2020	660,330	99,616	25,890	1,271	787,107
Accumulated depreciation
Balance at December 31, 2019	(41,441)	(5,814)	(3,143)	(211)	(50,609)
Depreciation expenses	(12,112)	(3,934)	(2,411)	(45)	(18,502)
Write-offs	1,376	371	257		2,004
Balance at March 31, 2020	(52,177)	(9,377)	(5,297)	(256)	(67,107)
Right of use, net
Balance at December 31, 2019	602,641	33,488	21,663	1,339	659,131
Balance at March 31, 2020	608,153	90,239	20,593	1,015	720,000

	CONSOLIDATED
	Towers	Physical space	Stores	Vehicles	Properties	Total
Lease cost (gross amount)
Balance at December 31, 2019	7,883,920	475,054	129,014	259,266	88,247	8,835,501
Contractual changes	532,383	3,891	2,955	(5,991)	11,640	544,878
Additions	205,709	176,368	1,364	25,302		408,743
Write-offs	(79,400)	(35,912)	(2,523)	(19,673)	(12,963)	(150,471)
Balance at March 31, 2020	8,542,612	619,401	130,810	258,904	86,924	9,638,651
Accumulated depreciation
Balance at December 31, 2019	(724,263)	(88,929)	(29,876)	(67,759)	(19,083)	(929,910)
Depreciation expenses	(189,984)	(28,096)	(8,067)	(25,848)	(4,341)	(256,336)
Write-offs	8,265	9,077	684	9,866	2,406	30,298
Balance at March 31, 2020	(905,982)	(107,948)	(37,259)	(83,741)	(21,018)	(1,155,948)
Right of use, net
Balance at December 31, 2019	7,159,657	386,125	99,138	191,507	69,164	7,905,591
Balance at March 31, 2020	7,636,630	511,453	93,551	175,163	65,906	8,482,703

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BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
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COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

17.            INTANGIBLE ASSETS

	COMPANY
	Intangibles in progress	Data processing systems	Regulatory licenses	Other	Total
Cost of intangible assets (gross amount)
Balance at December 31, 2019	12,489	2,596,764	14,477,394	474,962	17,561,609
Additions	81			11	92
Balance at March 31, 2020	12,570	2,596,764	14,477,394	474,973	17,561,701
Accumulated amortization
Balance at December 31, 2019		(2,544,197)	(12,251,607)	(461,434)	(15,257,238)
Amortization expenses		(7,615)	(92,823)	(512)	(100,950)
Balance at March 31, 2020		(2,551,812)	(12,344,430)	(461,946)	(15,358,188)
Intangible assets, net
Balance at December 31, 2019	12,489	52,567	2,225,787	13,528	2,304,371
Balance at March 31, 2020	12,570	44,952	2,132,964	13,027	2,203,513
Annual amortization rate (average)		20%	20%	23%

	CONSOLIDATED
	Intangibles in progress	Data processing systems	Regulatory licenses	Other	Total
Cost of intangible assets (gross amount)
Balance at December 31, 2019	12,364	9,400,583	18,602,742	1,922,834	29,938,523
Additions	53,263	312		2,832	56,407
Transfers	(36,137)	35,149		988
Balance at March 31, 2020	29,490	9,436,044	18,602,742	1,926,654	29,994,930
Accumulated amortization
Balance at December 31, 2019		(8,498,327)	(15,635,036)	(1,807,295)	(25,940,658)
Amortization expenses		(85,720)	(129,648)	(22,827)	(238,195)
Balance at March 31, 2020		(8,584,047)	(15,764,684)	(1,830,122)	(26,178,853)
Intangible assets, net
Balance at December 31, 2019	12,364	902,256	2,967,706	115,539	3,997,865
Balance at March 31, 2020	29,490	851,997	2,838,058	96,532	3,816,077
Annual amortization rate (average)		20%	20%	23%

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
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COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

18.            TRADE PAYABLES

	COMPANY[1]		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
ANATEL (*)	2,364,009	2,340,556	7,647,975	7,572,101
Services	573,331	734,669	2,921,470	3,423,011
Infrastructure, network and plant maintenance materials	419,725	500,272	2,163,559	2,607,888
Rental of polls and rights-of-way	83,481	79,102	130,186	118,966
Other	22,097	24,656	286,367	289,508
Adjustment to present value (**)	(1,688,708)	(1,718,802)	(5,030,506)	(5,124,107)
Total	1,773,935	1,960,453	8,119,051	8,887,367
Current	807,639	1,025,052	4,951,982	5,593,940
Non-current	966,296	935,401	3,167,069	3,293,427

Trade payables subject to the Judicial Reorganization	1,041,357	1,172,006	3,406,194	4,093,058
Trade payables not subject to the Judicial Reorganization	732,578	788,447	4,712,857	4,794,309
Total	1,773,935	1,960,453	8,119,051	8,887,367

1 These amounts include balances with related parties as disclosed in Note 29.

(*) Prepetition claims of the Management Regulatory Agency of the Federal Attorney General’s Office (AGU) to be settle pursuant to the JRP.

(**) The calculation takes into consideration the contractual flows provided for in the JRP, discounted using rate from 16.4% per year to 17.2% per year, considering the maturities of each liabilities (ANATEL and other payables).

19.            DERIVATIVE FINANCIAL INSTRUMENTS

	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Liabilities
Non-deliverable Forward (NDF) contracts		1,152		1,152
Total		1,152		1,152
Current		1,152		1,152

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BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

20.            BORROWINGS AND FINANCING

Borrowings and financing by type

	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019	Contractual maturity
					Principal	Interest
Foreign currency Senior Notes	8,750,856	6,980,817	8,750,856	6,980,817	Jul 2025	Semiannual
Debentures
Public	4,602,269	4,565,236	7,168,419	7,110,737	Aug 2023 to Feb 2035	Semiannual
Private			3,275,795		Jan 2022	Monthly
Financial institutions
Local currency
BNDES	1,029,648	1,009,982	4,023,991	3,947,137	Mar 2024 to Feb 2033	Monthly
Other	603,633	599,115	2,085,918	2,071,209	Apr 2020 to Feb 2035	Monthly and semiannual
Foreign currency	1,241,090	957,642	8,713,815	6,725,591	Aug 2023 to Feb 2035	Semiannual
Foreign currency multilateral financing	472,816	360,161	472,816	360,161	Aug 2024 to Feb 2030	Semiannual
Default payment
Local currency	151,988	151,989	207,035	207,035	Feb 2038 to Feb 2042	Single installment
Foreign currency	1,397,078	1,086,900	5,397,595	4,239,168	Feb 2038 to Feb 2042
Loan and debentures from subsidiaries (Note 29)	24,026,233	19,088,767
Subtotal	42,275,611	34,800,609	40,096,240	31,641,855
Incurred debt issuance cost	(12,600)	(12,307)	(36,970)	(13,911)
Debt discount (*)	(28,574,867)	(23,379,735)	(15,618,280)	(13,401,195)
Total	13,688,144	11,408,567	24,440,990	18,226,749
Current	160,763	319,569	179,380	326,388
Non-current	13,527,381	11,088,998	24,261,610	17,900,361

(*) The calculation takes into consideration the contractual flows provided for in the JRP, discounted using rates that range from 12.6% per year to 16.4% per year, depending on the maturities and currency of each instrument.

Debt issuance costs by type

	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Financial institutions	12,294	11,996	13,580	13,306
Debentures	306	311	23,390	605
Total	12,600	12,307	36,970	13,911
Current	1,404	1,404	13,837	1,404
Non-current	11,196	10,903	23,133	12,507

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BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Debt breakdown by currency

	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Euro	731,937	514,837	427,699	311,309
US dollar (*)	9,123,121	7,168,741	15,085,040	9,209,982
Brazilian reais	3,833,086	3,724,989	8,928,251	8,705,458
Total	13,688,144	11,408,567	24,440,990	18,226,749

(*) Considers Oi Móvel’s First Issue Private Debenture. Even though this is a local debt, denominated in Brazilian reais, it is compounded on a daily basis based on the US dollar foreign exchange rate.

Debt breakdown by index

	Index/rate	COMPANY		CONSOLIDATED
		03/31/2020	12/31/2019	03/31/2020	12/31/2019
Fixed rate	1.75% a.a. – 13.61% a.a.	8,630,245	6,830,365	14,882,482	9,078,998
CDI	80% of CDI	2,728,052	2,645,959	4,840,354	4,694,687
TJLP	2.95% p.a. + TJLP	1,029,362	1,009,691	4,022,848	3,945,972
TR	0% p.a.	18,118	16,637	24,680	22,662
Other	0% p.a.	1,282,367	905,915	670,626	484,430
Total		13,688,144	11,408,567	24,440,990	18,226,749

Maturity schedule of the long-term debt and debt issuance costs allocation schedule

	Long-term debt		Debt issuance costs		Debt discount
	COMPANY	CONSOLIDATED	COMPANY	CONSOLIDATED	COMPANY	CONSOLIDATED
	03/31/2020
2021	1,008	2,746	1,299	10,710	964,503	1,055,445
2022	219	3,258,638	1,730	2,880	964,503	1,055,445
2023	128,475	360,807	1,730	1,844	963,156	1,053,074
2024	315,283	876,053	1,730	1,844	966,524	1,059,002
2025 and thereafter	41,668,459	35,404,779	4,707	5,855	24,716,181	11,395,314
Total	42,113,444	39,903,023	11,196	23,133	28,574,867	15,618,280

Guarantees

BNDES financing facilities are originally collateralized by receivables of the Company and its subsidiaries Telemar and Oi Móvel. The Company provides guarantees to its subsidiaries Telemar and Oi Móvel for such financing facilities. The private debentures issued by Oi Móvel are collateralized by receivables of the Company and its subsidiaries Telemar and Oi Móvel, in addition to pledging its radiofrequency use rights, in the pledge of the right of use of radiofrequencies, which will only be realized in the event of default. The Company and its subsidiary Telemar guarantee this instrument. The total amount of the guarantees is R$6,270,000.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Covenants

Pursuant to a Clause 17 of Appendix 4.2.4 to the JRP, the Company and its subsidiaries are subject to certain covenants existing in some loan and financing agreements, based on certain financial ratios. The Company is monitoring these conditions on a quarterly basis. For the period ended March 31, 2020, as a result of steep depreciation of the Brazilian real in the quarter due to the COVID-19 pandemic impacts worldwide, the Company is no longer compliant with some of these ratios, including: Gross Debt-to-EBITDA and [EBITDA - (Income Tax + social contribution)]/[Amortization + (Financial Expenses – Financial Income) – Cash and Cash Equivalents at the End of Last Year]. By the end of the quarter, the Company had already obtained a waiver letter from its creditors.

Obtaining said letter prevents the failure to achieve these financial ratios from triggering, among other contractually provided for consequences, the accelerated maturity of the balance due on the Company’s debt.

Changes in borrowings and financing

	12/31/2019	Borrowing	Interest, monetary correction, and exchange differences	Amortization of debt discount	Principal and interest payment	Tax and other payments	Transfers and other	03/31/2020
Borrowings and financing	31,641,855	2,499,999	6,364,406		(352,410)	(61,934)	4,324	40,096,240
Debt discount	(13,401,195)		(2,794,927)	577,730			112	(15,618,280)
Debt issuance costs	(13,911)						(23,059)	(36,970)
Total borrowings and financing	18,226,749	2,499,999	3,569,479	577,730	(352,410)	(61,934)	(18,623)	24,440,990

The Company made the interest payments of the Qualified Bonds, which do not have a grace period for the interest, in February 2020.

In February 2020, the private collateralized, simple, nonconvertible debentures, with additional trust security issued by the Company and Telemar issued by Oi Móvel, in the aggregate amount of R$2,500 million, were subscribed. This debenture issue is capitalized daily using the fluctuation of US dollar (USD) and an interest rate of 12.66% p.a. that are compounded to principal up to January 2021 and, from then on, payment of interest at the rate of 13.61% p.a. This issue matures in January 2022 if the aggregate amount of R$5 billion is obtained with divestments up to July 2020; otherwise, repayment is made on a monthly basis from August 2020 to January 2022.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

21.            LICENSES AND CONCESSIONS PAYABLE

	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Personal Mobile Services (SMP)			68,871	58,582
STFC concessions	4,734		11,597
Total	4,734		80,468	58,582
Current	4,734		80,468	58,582

Correspond to the amounts payable to ANATEL for the radiofrequency concessions and the licenses to provide the SMP services, obtained at public auctions, and STFC service concessions.

22.            LEASES PAYABLE

	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Towers	605,695	597,963	7,918,118	7,373,373
Physical space	92,648	34,968	532,739	403,485
Stores			98,971	103,792
Properties	1,092	1,403	69,549	72,719
Vehicles	21,143	22,025	181,255	196,657
Total	720,578	656,359	8,800,632	8,150,026
Current	130,705	114,652	1,611,836	1,510,097
Non-current	589,873	541,707	7,188,796	6,639,929

Movements in leases payable

	COMPANY	CONSOLIDATED
Balance at December 31, 2019	656,359	8,150,026
New contracts	96,822	408,743
Cancellations	(24,583)	(125,147)
Interest	21,557	259,876
Payments	(35,762)	(437,743)
Contractual changes	6,185	544,877
Balance at March 31, 2020	720,578	8,800,632

Maturity of long-term lease payments

	COMPANY	CONSOLIDATED
2021	106,252	1,263,581
2022	132,789	1,594,287
2023	121,182	1,467,148
2024	118,847	1,394,947
2025 to 2029	550,947	5,847,335
2030 and thereafter	484,348	4,187,013
Total	1,514,365	15,754,311
Interest	(924,492)	(8,565,515)
Non-current	589,873	7,188,796

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The present value of leases payable was calculated, based on a projection of future fixed payments, which do not take into consideration the projected inflation, discounted using discount rates that range from 10.79% to 12.75% p.a.

Contracts not recognized as leases payable

The Company elected not to recognize a leased not to recognize a lease liability for short-term leases (leases with expected period of 12 months or less) or leases of low value assets. As at March 31, 2020, these leases, totaling de R$326, were recognized in profit or loss (R$1,097 at March 31, 2019), in the Company, and R$13,180 (R$19,338 at March 31, 2019), on a consolidated basis. In the period ended March 31, 2020 there were no variable lease payments. The amounts as at March 31, 2019 were R$69 and R$4,810, in the Company and on a consolidated basis, respectively.

Supplemental information

In compliance with Circular/CVM/SNC/SEP/No. 02/2019, of December 18, 2019 and Circular SNC/SEP01/20, of February 5, 2020, the table below shows required supplemental information:

COMPANY
Maturity	Average discount rate	2021	2022	2023	2024	2025 to 2029	After 2029
Up to 2023	10.79%	16,400	12,986	1,379
2024 to 2030	12.27%	11,896	15,861	15,861	14,905	31,238	157
2031 to 2034	12.58%	70,427	93,903	93,903	93,903	469,513	314,066
2035 onwards	12.75%	7,529	10,039	10,039	10,039	50,196	170,125
Total		106,252	132,789	121,182	118,847	550,947	484,348
Projected inflation¹		3.29%	4.26%	4.84%	4.86%	4.31%	4.02%
CONSOLIDATED
Maturity	Average discount rate	2021	2022	2023	2024	2025 to 2029	After 2029
Up to 2023	10.79%	199,395	175,372	48,233
2024 to 2030	12.27%	593,837	791,783	791,783	767,815	2,711,674	12,245
2031 to 2034	12.58%	291,129	388,172	388,172	388,172	1,940,859	1,232,281
2035 onwards	12.75%	179,220	238,960	238,960	238,960	1,194,802	2,942,487
Total		1,263,581	1,594,287	1,467,148	1,394,947	5,847,335	4,187,013
Projected inflation¹		3.29%	4.26%	4.84%	4.86%	4.31%	4.02%

¹Source: Anbima

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

23.            TAX REFINANCING PROGRAM

The outstanding balance of the Tax Debt Refinancing Program is broken down as follows:

	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Law 11941/09 and Law 12865/2013 tax financing program
	250,131	263,257	400,662	417,076
PERT (Law 13496/2017)	427	427	427	427
Total	250,558	263,684	401,089	417,503
Current	55,001	54,894	89,681	86,721
Non-current	195,557	208,790	311,408	330,782

The amounts of the tax refinancing program created under Law 11941/2009, Provisional Act (MP) 766/2017, and Law 13469/2017, divided into principal, fine and interest, which include the debt declared at the time the deadline to join the program (Law 11941/2009 installment plan) was reopened as provided for by Law 12865/2013 and Law 12996/2014, are broken down as follows:

	CONSOLIDATED
	03/31/2020				12/31/2019
	Principal	Fines	Interest	Total	Total
Tax on revenue (COFINS)	2,700		140,080	142,780	153,790
Income tax
	1,300		36,014	37,314	37,995
Tax on revenue (PIS)	35,204		35,027	70,231	72,027
Social security (INSS – SAT)
	580	371	1,888	2,839	3,039
Social contribution
	540	22	10,160	10,722	11,315
Tax on banking transactions (CPMF)
	18,935	2,136	29,563	50,634	50,573
PERT – Other debts - RFB	240		187	427	427
Other	10,827	4,315	71,000	86,142	88,337
Total
	70,326	6,844	323,919	401,089	417,503

The payment schedule is as follows:

	COMPANY	CONSOLIDATED
2020	41,357	67,954
2021	54,574	86,905
2022	54,574	86,905
2023	54,574	86,905
2024	45,479	72,420
Total	250,558	401,089

The tax debts, as is the case of the debts included in tax refinancing programs, are not subject to the terms of the judicial reorganization terms.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

24.            PROVISIONS

Balance breakdown

Type	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Labor
Overtime	309,705	288,819	868,416	855,722
Indemnities	65,766	65,378	276,001	299,096
Sundry premiums	50,241	47,617	223,289	221,743
Stability/reintegration	78,390	76,508	216,260	215,449
Additional post-retirement benefits	61,149	61,053	107,818	108,827
Salary differences and related effects	42,432	40,328	98,729	101,573
Lawyer/expert fees	29,388	28,287	55,346	51,193
Severance pay	8,393	8,647	38,022	38,261
Labor fines	4,453	4,624	30,505	30,399
Employment relationship	20	197	18,925	18,758
Severance Pay Fund (FGTS)	5,002	5,115	13,164	13,306
Joint liability	196	182	2,866	3,100
Other claims	38,642	37,616	90,020	93,605
Total	693,777	664,371	2,039,361	2,051,032

Tax
State VAT (ICMS)	78,332	72,286	773,820	746,481
Real Estate Tax (IPTU)	58,541	58,541	150,223	150,223
Tax on services (ISS)	7	7	70,091	69,208
INSS (joint liability, fees, and severance pay)	455	453	32,206	23,847
Other claims	16,544	14,906	78,497	61,189
Total	153,879	146,193	1,104,837	1,050,948

Civil
ANATEL	130,051	123,625	566,920	570,283
Corporate	382,015	397,946	382,015	397,946
Small claims courts	47,331	47,444	117,943	118,910
Other claims	405,602	312,448	1,187,612	1,062,561
Total	964,999	881,463	2,254,490	2,149,700

Total provisions	1,812,655	1,692,027	5,398,688	5,251,680
Current	268,797	286,604	528,617	547,996
Non-current	1,543,858	1,405,423	4,870,071	4,703,684

In compliance with the relevant Law applicable for Labor, Tax and Civil proceedings, the lawsuit are adjusted for monetary correction on a monthly basis, considering the monetary correction indexes applicable in court instances, composed mainly by IGPM, TR and SELIC rates.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Summary of movements in provision balances

	COMPANY
	Labor	Tax	Civil	Total
Balance at December 31, 2019	664,371	146,193	881,463	1,692,027
Monetary correction	29,249	4,150	61,433	94,832
Additions/(reversals)	(9,144)	3,536	48,598	42,990
Write-offs for payment/terminations	9,301		(26,495)	(17,194)
Balance at March 31, 2020	693,777	153,879	964,999	1,812,655

	CONSOLIDATED
	Labor	Tax	Civil	Total
Balance at December 31, 2019	2,051,032	1,050,948	2,149,700	5,251,680
Monetary correction	47,598	25,069	103,523	176,190
Additions/(reversals)	(39,222)	11,243	49,971	21,992
Write-offs for payment/terminations	(20,047)	16,993	(48,704)	(51,758)
Foreign exchange differences abroad		584		584
Balance at March 31, 2020	2,039,361	1,104,837	2,254,490	5,398,688

Breakdown of contingent liabilities, per nature

The breakdown of contingent liabilities with a possible unfavorable outcome and, therefore, not recognized in accounting, is as follows:

	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Labor	192,890	190,969	745,938	797,927
Tax	5,429,231	5,468,097	27,791,681	28,416,097
Civil	598,531	612,833	1,683,664	1,667,900
Total	6,220,652	6,271,899	30,221,283	30,881,924

Guarantees

The Company has bank guarantee letters and guarantee insurance granted by several financial institutions and insurers to guarantee commitments arising from lawsuits, contractual obligations, and biddings with ANATEL. The adjusted amount of contracted bonds and guarantee insurances, effective at March 31, 2020 corresponds to R$4,589,097 (R$4,541,051 at December 31, 2019) in the Company and R$11,966,373 (R$11,909,901 at December 31, 2019) on a consolidated basis. The commission charges on these contracts are based on market rates.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

25.            OTHER PAYABLES

	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Onerous obligation (i)	1,618,358	1,266,954	7,413,215	5,817,130
Unearned revenues (ii)	462,295	478,284	1,723,640	1,704,420
Provisions for indemnities payable	889,739	640,661	889,739	640,661
Advances from customers	50,061	49,763	308,739	313,163
Consignment to third parties	13,715	12,037	46,251	41,249
Provision for asset decommissioning	7,195	7,124	18,282	18,101
Other	200,760	194,382	354,240	404,455
Total	3,242,123	2,649,205	10,754,106	8,939,179
Current	478,137	438,613	1,599,581	1,405,013
Non-current	2,763,986	2,210,592	9,154,525	7,534,166

(i)              The Company and its subsidiaries are parties to a telecommunications signals transmission capacity supply agreement using submarine cables that connect North America and South America, and also hires the supply of capacity of the space segment for the provision of the DTH TV service. Since (a) the agreement obligations exceed the economic benefits that are expected to be received throughout the agreement; and (b) the costs are unavoidable, the Company and its subsidiaries recognized, pursuant to CPC 25/IAS 37, an onerous obligation measured at the lowest of net output cost of the agreement brought to present value.

(ii)             Amounts received a prepayment for the assignment of the commercial operation and the use of infrastructure assets that are recognized in revenue for the agreements’ effective period. Include also certification/installation rates of the service that are recognized in the revenue pursuant to the period that the services are used by the customers.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

26.            SHAREHOLDERS’ EQUITY

(a)             Share capital

Subscribed and paid-in capital is R$32,538,937 (R$32,538,937 at December 31, 2019), represented by the following shares, without par value:

	Number of shares (in thousands)
	03/31/2020	12/31/2019
Total capital in shares
Common shares	5,796,478	5,796,478
Preferred shares	157,727	157,727
Total	5,954,205	5,954,205
Treasury shares
Common shares	30	30
Preferred shares	1,812	1,812
Total	1,842	1,842
Outstanding shares
Common shares	5,796,448	5,796,448
Preferred shares	155,915	155,915
Total outstanding shares	5,952,363	5,952,363

At the Company’s Annual Shareholders’ Meeting held on April 30, 2020, was shareholders approved the allocation of the loss for the year 2019, amounting to R$9,000,434, to be offset against capital reserves.

(b)             Treasury shares

In February 2019, the Company bought back 1,800,000 preferred shares, in trades in the stock market, at a total cost of R$2,572 to ensure the compliance of the obligation assumed by the Company to transfer own shares held in treasury to shareholder Bratel, wholly-owned subsidiary da Pharol, in the context of the settlement entered into by both companies (Note 1).

In April 2019, due to confirmation of the settlement entered into by Oi and Pharol, 32,000,000 common shares and 1,800,000 preferred shares were delivered to Bratel, totaling 33,800,000 shares as provided for by the settlement entered into by the parties (Note 1).

As at March 31, 2020, the Company keeps all its treasury preferred shares pledged as collateral in lawsuits.

(c)             Capital reserves

The capital reserves consist mainly of the reserves described below and according to the following practices:

Special merger goodwill reserve: represents the net amount of the balancing item to goodwill recorded in assets, as provided for by CVM Instruction 319/1999.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Special merger reserve - net assets: represented by: (i) the net assets merged by the Company under the Corporate Reorganization approved on February 27, 2012; and (ii) the net assets merged with and into the Company upon the merger of TmarPart approved on September 1, 2015, pursuant to the provisions of CVM Instruction 319/1999.

Other capital reserves: represented mainly by: (i) R$1,933,200 arising from the capitalization of the earnings reserves in February 2015; (ii) R$3,837,009 related to the capital increase with new funds, as mentioned in this Note, item (a); and (iii) R$2,462,799 related to the absorption of capital reserves, due to the delivery of treasury shares to Bratel, pursuant to the agreement entered into, as mentioned in this Note, item (b).

(d)             Other comprehensive income

For purposes presentation of CVM’s Empresas.Net form, were included in other comprehensive income and are stated below:

	Other comprehensive income	Share issue costs	Valuation adjustments to equity	Total
Balance at December 31, 2019	(91,169)	(801,073)	(141,871)	(1,034,113)
Hedge accounting gain	1,152			1,152
Exchange losses on investment abroad	50,822			50,822
Balance at March 31, 2020	(39,195)	(801,073)	(141,871)	(982,139)

(e)             Share issuance costs

As mentioned in item (a) of this Note, under the commitment agreement entered into with the backstoppers, the Company issued 272,148,705 new common shares, as compensation for the commitments assumed in said agreement, at a cost of R$337,464, recognized in share issuance cost as a contra entry to the capital increase, plus R$86,180 related to expenses incurred in the issue process.

(f)              Basic and diluted earnings (losses) per share

On January 16, 2019, the Company issued 1,530,457,356 common shares to the holders of subscription warrants. On January 21, 2019, the Company issued 91,080,933 common shares to the holders of subscription rights that requested subscriptions of the excess common shares. On January 25, 2019, 1,604,268,162 New Common Shares were subscribed and paid in. The end of the capital increase process, through the subscription and payment of all 3,225,806,451 New Common Shares issued as part of the Capital Increase - New Funds, represented a contribution of new funds to the Company totaling R$4,000,000,000.00. This transaction had an impact on earnings per share, since the shareholders were diluted.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The common and preferred shareholders have different rights in terms of dividends, voting rights, and liquidation, as prescribed by the Company’s bylaws. Accordingly, basic and diluted earnings (losses) per share were calculated based on profit (loss) for the period available to the common and preferred shareholders.

Basic

Basic earnings (loss) per share are calculated by dividing the profit attributable to the owners of the Company, available to common and preferred shareholders, by the weighted average number of common and preferred shares outstanding during the period.

Diluted

Diluted earnings (loss) per share are calculated by adjusting the weighted average number of outstanding common and preferred shares, to estimate the dilutive effect of all convertible securities. Currently the Company does not have any potentially dilutive shares.

The table below shows the calculations of basic and diluted earnings per share:

	03/31/2020	03/31/2019
Profit (loss) attributable to owners of the Company	(6,280,065)	568,403

Profit (loss) allocated to common shares - basic and diluted	(6,115,566)	553,546
Profit (loss) allocated to preferred shares – basic and diluted	(164,499)	14,857

Weighted average number of outstanding shares (in thousands of shares)
Common shares - basic and diluted	5,796,448	5,764,447
Preferred shares - basic and diluted	155,915	154,715

Profit (loss) per share (in reais):
Common shares - basic and diluted	(1.06)	0.10
Preferred shares - basic and diluted	(1.06)	0.10

Preferred shares will become voting shares if the Company does not pay minimum dividends to which preferred shares are entitled under the Company’s Bylaws during three consecutive years.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

27.            EMPLOYEE BENEFITS

As at March 31, 2020, the liabilities referring to retirement benefits recognized in the balance sheet are as follows:

	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Actuarial assets
TCSPREV Plan	55,548	55,854	56,064	56,559
CELPREV Plan			219	222
PBS-TNC Plan			3,309	3,264
Total	55,548	55,854	59,592	60,045
Current	3,879	5,174	4,659	5,430
Non-current	51,669	50,680	54,933	54,615

	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Actuarial liabilities
Financial obligations - BrTPREV plan (i)	645,260	626,748	645,260	626,748
PAMEC Plan	6,381	6,264	6,381	6,264
Total	651,641	633,012	651,641	633,012
Non-current	651,641	633,012	651,641	633,012

(i)     The Company had a financial obligations agreement entered into with Fundação Atlântico intended for the payment of the mathematical provision without coverage by the plan’s assets. With the approval and ratification of the JRP, the related claim of Fundação Atlântico against Oi is subject to the terms and conditions of the JRP.

Pension plans

The Company and its subsidiaries sponsor retirement benefit plans (“Pension Funds”) for their employees, provided that they elect to be part of such plan, and current beneficiaries.

The sponsored plans are valued by independent actuaries at the end of the annual reporting period.

The obligations in the balance as at March 31, 2020 were recognized based on the actuarial studies for base date December 31, 2019, prepared using the “Projected Unit Credit Method”. The main actuarial assumptions taken into consideration in the actuarial studies as at December 31, 2019 and March 31, 2020 after the revision of the discount rates are as follows:

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

	CONSOLIDATED
	PENSION PLANS						MEDICAL CARE PLANS
	TCSPREV	PBS-Telemar	TelemarPrev	PBS-A	PBS-TNC	CELPREV	PAMEC	PAMA
Nominal discount rate of actuarial liability	7.43%	7.43%	7.43%	7.43%	7.43%	7.43%	7.64%	7.64%
Estimated inflation rate	3.80%	3.80%	3.80%	3.80%	3.80%	3.80%	3.80%	3.80%
Estimated nominal salary increase index	4.00%	4.00%	Per sponsor	N.A.	8.82%	7.53%	N.A.	N.A.
Estimated rate of the nominal benefit increase	3.80%	3.80%	3.80%	3.80%	3.80%	3.80%	N.A.	N.A.
Total expected rate of return on plan assets	7.43%	7.43%	7.43%	7.43%	7.43%	7.43%	7.64%	7.64%
General mortality biometric table	AT-2000 Basic eased by 15%, segregated by gender	AT-2000 Basic eased by 20%, segregated by gender	AT-2000 Basic eased by 20%, segregated by gender	AT-2000 Basic eased by 15%, segregated by gender	AT-2000 Basic eased by 15%, segregated by gender	N.A.	AT-2000 Basic eased by 15%, segregated by gender	AT-2000 Basic eased by 15%, segregated by gender
Biometric disability table	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	N.A.	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%
Biometric disabled mortality table	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	N.A.	AT-49, segregated by gender	AT-49, segregated by gender
Turnover rate	4.80%	Nil	Per sponsor, null starting at 50 years old and null for Settled Benefit	Nil	Nil	2%	Nil	Nil
Starting age of the benefits	57 years old	57 years old	55 years old	N.A.	57 years old	55 years old	N.A.	N.A.
Nominal medical costs growth rate	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	6.91%	6.91%

N.A. = Not applicable.

The main movements in the actuarial assets related to the pension plans in the period ended March 31, 2020 were as follows:

	COMPANY	CONSOLIDATED
Balance at December 31, 2019	55,854	60,045
Pension plan income, net	1,037	1,116
Payments, contributions and reimbursements	(1,343)	(1,569)
Balance at March 31, 2020	55,548	59,592

The main movements in the actuarial liabilities related to pension plans in the period ended March 31, 2020 were as follows:

	COMPANY	CONSOLIDATED
Balance at December 31, 2019	633,012	633,012
Pension plan costs, net	117	117
Interest on actuarial liabilities	18,512	18,512
Balance at March 31, 2020	651,641	651,641

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Share-based compensation

A long-term incentives plan based on shares granted the Executives and the Board of Directors (Executive Committee’s Stock Option Plan and the Board of Directors’ Stock Option Plan) was submitted to and approved at the Extraordinary Shareholders’ Meeting held on April 26, 2019.

However, in light of the opinion issued by the Federal Public Prosecution Office and the decision issued by the Judicial Reorganization Court on April 24, 2019 on the new long-term incentives plans, the Oi’s Board of Directors decided and communicated to the Extraordinary Shareholders’ Meeting that such plans would only be implemented after a new decision of said Court, authorizing its implementation, is issued.

Beginning December 17, 2019, with the Ruling awarded by the 8th Civil Chamber of the Rio de Janeiro State Court on Bill of Review No. 0035453-90.2019.8.19.0000, filed by the Public Prosecution Office, the decision that the Stock Option Plan for the members of the Board of Directors should not be implemented until the end of the judicial reorganization was maintained and the implementation of Stock Action Plan for said Company Executives was authorized.

In compliance with the decision referred to above, in December 2019 the Company implemented the New Stock Option Plan for the Executive Committee, according to all the rules and conditions approved at the Extraordinary Shareholders’ Meeting held on April 26, 2019.

Executives’ Stock Action Plan

The purpose of this plan is to allow granting shares to Company Executives, aiming at promoting their high engagement and commitment to ensure the achievement of the strategic goals consistently with the Company’s and its shareholders’ medium- and long-term interests.

The plan provides for granting annual shares over a three-year period that shall not exceed 1.5% of the Company's share capital.

The number of shares per grant is calculated individually for the purpose of maintaining the competitiveness of the executives with regard to the performance of their duties and shall be delivered to them provided that the plan's performance condition is met.

The information used in the executives’ stock option plan’s assessment is as follows:

Grant date	Stock dilution percentage	Number of shares granted	Vesting portions	Vesting dates	Average share value at the grant date	Estimated fair value at the vesting date (i)
12/30/2019	0.57%	33,704,937	1/3	12/30/2020	0.95	34,406
			1/3	12/30/2021
			1/3	12/30/2022

(i) The estimated fair value at the acquisition date was measured taking into account the price of the shares granted on December 30, 2019, adjusted by the weighted average cost of capital of 10.98%, estimated for the three-year period of the program, brought to present value at the period’s opportunity cost of 14.67%, which corresponds to the fair value of the share.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The fair value of the granted stock options is determined based on the vesting period and recognized as the services are provided. The expense recognized in the period ended March 31, 2020 was R$2,864.

28.            SEGMENT REPORTING

The Company’s Board of Directors uses operating segment information for decision-making. The Company identified only one operating segment that corresponds to the telecommunications business in Brazil.

In addition to the telecommunications business in Brazil, the Company conducts other businesses that individually or in aggregate do not meet any of the quantitative indicators that would require their disclosure as reportable business segments. These businesses refer basically to the following companies: Companhia Santomense de Telecomunicações, Listas Telefónicas de Moçambique, ELTA – Empresa de Listas Telefónicas de Angola, and Timor Telecom, which provide fixed and mobile telecommunications services and publish telephone directories, and which have been consolidated since May 2014.

The revenue generation is assessed by the Board of Directors based on a view segmented by customer, into the following categories:

•        Residential Services, focused on the sale of fixed telephony services, including voice services, data communication services (broadband), and pay TV;

•        Personal Mobility, focused on the sale of mobile telephony services to subscription and prepaid customers, and mobile broadband customers; and

•        SMEs/Corporate, which includes corporate solutions offered to our small, medium-sized, and large corporate customers.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Telecommunications in Brazil

In preparing the financial information for this reportable segment, the transactions between the companies included in the segment have been eliminated. The financial information of this reportable segment for the periods ended March 31, 2020 and 2019 is as follows:

	03/31/2020	03/31/2019
Residential	1,654,100	1,880,497
Residential Fixed-line	706,944	890,639
Broadband	515,285	543,552
Pay TV	422,563	434,966
Interconnection	9,308	11,340
Personal mobility	1,702,087	1,745,021
Mobile Telephony	1,623,490	1,623,883
Interconnection	57,296	74,695
Handsets, sim cards and other accessories	21,301	46,443
SMEs/Corporate (B2B services)	1,313,699	1,418,031
Other services and businesses	29,678	42,414
Total net operating revenue	4,699,564	5,085,963
Operating expenses
Depreciation and amortization	(1,695,626)	(1,673,080)
Interconnection	(110,851)	(135,625)
Personnel	(597,081)	(594,097)
Third-party services	(1,413,590)	(1,487,149)
Grid maintenance services	(234,386)	(274,662)
Handset and other costs	(20,551)	(47,503)
Advertising and publicity	(70,274)	(71,172)
Rentals and insurance	(581,016)	(660,810)
Provisions/reversals	(24,738)	(59,391)
Expected losses on trade receivables	(138,613)	(137,143)
Taxes and other expenses	(27,320)	(2,781)
Other operating income (expenses), net	84,920	987,185
Operating income before financial income (expenses) and taxes	(129,562)	929,735

Financial income (expenses)
Financial income	3,182,962	1,349,339
Financial expenses	(9,689,592)	(1,684,038)

Pre-tax profit (loss)	(6,636,192)	595,036

Income tax and social contribution	34,089	(43,507)

PROFIT (LOSS) FOR THE PERIOD	(6,602,103)	551,529

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Reconciliation of revenue and profit (loss) for the quarter and information per geographic market

In the periods ended March 31, 2020 and 2019, the reconciliation of the revenue from the segment telecommunications in Brazil and total consolidated revenue is as follows:

	03/31/2020	03/31/2019
NET OPERATING REVENUE
Revenue related to the reportable segment	4,699,564	5,085,963
Revenue related to other businesses	48,959	44,073
Consolidated net operating revenue (Note 5)	4,748,523	5,130,036

In the periods ended March 31, 2020 and 2019, the reconciliation between the profit (loss) before financial income (expenses) and taxes of the segment telecommunications in Brazil and the consolidated profit (loss) before financial income (expenses) and taxes is as follows:

	03/31/2020	03/31/2019
Profit (loss) before financial income (expenses) and taxes
Telecommunications in Brazil	(129,562)	929,735
Other businesses	317,702	(4,786)
Consolidated income before financial income (expenses) and taxes (Note 5)	188,140	924,949

Total assets, liabilities and tangible and intangible assets per geographic market as at March 31, 2020 are as follows:

	03/31/2020
	TOTAL ASSETS	Total liabilities	Tangible assets	Intangible assets	Investment in tangible and intangible assets
Brazil	71,654,933	61,720,470	40,069,755	3,816,077	2,129,758
Other, primarily Africa	1,908,064	244,973	101,686	32,551	28,530

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

29.            RELATED-PARTY TRANSACTIONS

Transactions with consolidated related parties

	COMPANY
	03/31/2020	12/31/2019
Assets
Accounts receivable	883,103	726,812
BrT Call Center	45,870	45,870
BrT Multimídia	18,036	18,036
Oi Móvel	642,606	499,755
Telemar	170,538	163,151
Serede	6,053
Receivables from related parties (current and non-current)	6,950,340	5,583,816
PTIF	4,605,044	3,461,853
Oi Holanda	2,345,296	1,764,575
PT Participações		357,388
Dividends and interest on capital receivable	3,499	3,499
Oi Serviços Financeiros	2,147	2,147
Rio Alto	1,352	1,352
Other	190,026	164,220
Telemar	92,081	56,697
Oi Móvel	21,038	24,889
Oi Holanda	16,714	15,144
PTIF	1,615	420
CVTEL	142	112
Serede	58,010	66,632
BrT Multimídia	100
Paggo Administradora	326	326

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

	COMPANY
	03/31/2020	12/31/2019
Liabilities
Trade payables	243,578	324,066
BrT Call Center	43,849	48,889
BrT Multimídia	33,138	58,410
Oi Móvel	131,766	137,150
Telemar	13,200	57,733
Paggo Administradora	21,625	21,811
Serede		73
Borrowings and financing, and debentures (i)	1,110,988	783,404
Telemar	44,616	39,525
Oi Holanda	1,066,372	743,879
Other payables	58,619	64,656
BrT Call Center		193
Oi Móvel	3,590	1,442
Telemar	32,981	43,940
Dommo	431
Rio Alto	975	975
Oi Investimentos	12,128	9,592
PT Participações	8,514	8,514

(i) The Company conducted loans with and acquires debentures from its subsidiaries under market terms and conditions to finance its operations or repay its debt.

	COMPANY
	03/31/2020	03/31/2019
Revenue
Revenue from services rendered	11,139	12,325
BrT Multimídia	135	139
Oi Móvel	7,847	8,918
Telemar	3,069	3,106
Serede	88	162
Other operating income	10,779	10,263
BrT Multimídia	1,229	818
Oi Móvel	9,550	9,445
Financial income	6,907,764	31,171
Telemar	893	2,209
Oi Holanda	5,586,032	(75,338)
PTIF	1,312,734	106,413
PT Participações	8,105	(2,113)

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

	COMPANY
	03/31/2020	03/31/2019
Operating costs and expenses	(203,775)	(233,013)
BrT Multimídia	(342)	(1,222)
Oi Móvel	(7,909)	(13,804)
Telemar	(2,898)	(3,279)
Paggo Administradora	(220)	(883)
BrT Call Center	(119,123)	(124,922)
Serede	(73,283)	(88,903)
Financial expenses	(5,503,837)	29,943
Telemar	(5,091)	(5,091)
Serede	(989)	(1,277)
BrT Call Center	(416)	(519)
BrT Multimídia	(1,672)	(2,090)
Oi Holanda	(5,326,426)	42,151
PTIF	(169,243)	(3,173)
PT Participações		(58)

Credit facilities

The Company may grant credit facilities to its subsidiaries for the purpose of providing working capital for their operating activities. In these cases, maturities can be rescheduled based on these companies’ projected cash flows and these facilities bear interest equivalent to 115% of CDI (115% of CDI at December 31, 2019). In the period ended March 31, 2020 there are no outstanding balances between group companies for this purpose since, as approved in the JRP, real-denominated intercompany claims for working capital purposes were extinguished by netting payables and receivables between the Brazilian RJ Debtors.

The intercompany credit facilities effective at March 31, 2020 are linked to the terms approved in the JRP. The intercompany claims not covered by said netting as provided for in the JRP were restructured and will be paid 20 years after the end of the settlement of all the claims paid under the terms and conditions of the Default Payment Method, adjusted using the TR for real-denominated credit facilities and changes in foreign exchange rates for international credit facilities. Additionally, credit facilities between the Company, a PTIF, and Oi Holanda were created since that in the context of the implementation of the JRP, the financial debt of the RJ Debtors were substantially consolidated in the Company, which issued financial and equity instruments to settle these debts originally recognized by said subsidiaries.

Guarantees

The Company and the other RJ Debtors are jointly and severally liable for the compliance of all obligations set forth by the JRP, as provided therefor.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Transactions with jointly controlled entities, associates, and unconsolidated entities

	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Accounts receivable and other assets			6,869	7,216
Hispamar				426
Other entities			6,869	6,790

	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Accounts payable and other liabilities		706	44,562	74,254
Hispamar		706	40,545	71,841
Other entities			4,017	2,413

	COMPANY		CONSOLIDATED
	03/31/2020	03/31/2019	03/31/2020	03/31/2019
Revenue
Revenue from services rendered	59		118	59
Hispamar	59		118
Other entities				59
Other income	1		1
Hispamar	1		1
Financial income			79	111
Other entities			79	111

	COMPANY		CONSOLIDATED
	03/31/2020	03/31/2019	03/31/2020	03/31/2019
Costs/expenses
Operating costs and expenses	(303)	(1,541)	(46,653)	(62,914)
Hispamar	(303)	(1,541)	(40,144)	(55,584)
Other entities			(6,509)	(7,330)
Financial expenses		(3)	(22)	(169)
Hispamar		(3)	(21)	(169)
Other entities			(1)

The balances and transactions with jointly controlled entities, associates, and unconsolidated entities result from business transactions carried out in the normal course of operations, namely the provision of telecommunications services by the Company to these entities and the acquisition of these entities’ contents and the lease of their infrastructure.

Compensation of key management personnel

As at March 31, 2020, the compensation of the officers responsible for planning, managing and controlling the Company's activities, including the compensation of the directors and executive officers, totaled R$38,426 (R$7,241 at March 31, 2019) in the Company and on a consolidated basis.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

30.                        HELD-FOR-SALE ASSETS

The information on the held-for-sale assets should be read together with the financial statements for the year ended December 31, 2019.

	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Assets
Operations in Africa (a)	243,276	3,421,062	429,905	4,271,348
Nonstrategic assets (b)	43,508	43,416	90,484	119,742
Total	286,784	3,464,478	520,389	4,391,090

	COMPANY		CONSOLIDATED
	03/31/2020	12/31/2019	03/31/2020	12/31/2019
Liabilities
Operations in Africa (a)			149,973	491,225
Nonstrategic liabilities (b)			11,670	3,070
Total			161,643	494,295

(a)             Operations in Africa - Approval of preparatory actions for the sale of Africatel

At the Board of Directors’ meeting held on September 16, 2014, Oi’s management was authorized to take all the necessary actions to divest Oi’s stake in Africatel, representing at the time 75% of its share capital, and/or dispose of its assets.

With this purpose, PT Ventures, SGPS, S.A., a direct subsidiary of Africatel, sold and transferred, on May 21, 2019, after the compliance with the contractual conditions precedent, all the shares it held in Cabo Verde Telecom, S.A. (“CVT”), representing 40% of this company’s capital, to Instituto Nacional de Previdência Social and Empresa Pública ASA – Empresa Nacional de Aeroportos e Segurança Aérea, S.A., both from Cape Verde, for a total of US$26.3 million, as provided for in clauses 3.1.3 and 5.1 of the JRP. This sale generated a net gain of R$67 million, recognized in profit or loss.

As a result of said share sale, PT Ventures entered into with the State of Cabo Verde, on the same date, an agreement for the definite termination of the arbitration proceedings filed by PT Ventures against the latter in March 2015, with the International Centre fore for Settlement of Investment Disputes (“ICSID”) and the International Chamber of Commerce (“ICC”).

Subsequently, as disclosed to the market in a Material Fact Notice of January 24, 2020, Africatel sold and transferred on that date all the PT Ventures shares to Angolan company Sociedade Nacional de Combustíveis de Angola, Empresa Pública – Sonangol E.P., after the proper approvals by the Company’s Board of Directors, by the competent management bodies of Africatel, and the Judicial Reorganization court as provided for in the Judicial Reorganization Plan and the Company’s Strategic Plan.

On the transaction date, PT Ventures held stakes in the Angolan companies Unitel, S.A. (“Unitel”) (25%) and Multitel - Serviços de Telecomunicações Lda. (40%), as well as credit rights of dividends declared by Unitel and already past due and a set of rights resulting from the final decision rendered by the Arbitration Court installed under the Arbitration Rules of the ICC, within the scope of the arbitration initiated by PT Ventures at the ICC against the other Unitel shareholders, as disclosed by the Company in a Material Fact Notice on February 28, 2019.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The total amount of the transaction was US$1 billion, of which (i) US$699.1 million was paid to Africatel by Sonangol on January 24, 2020; (ii) US$60.9 million that were paid to Africatel prior to the transfer of PT Ventures’ shares; and (iii) US$240 million, fully guaranteed by a guarantee letter issued by a prime bank, which will be paid unconditionally by Sonangol to Africatel until July 31, 2020, with a assured minimum monthly flow of US$40 million, beginning February 2020. The Company clarifies that the contractually assured flow was duly met in February to May 2020 by Sonangol.

As a result of this operation, the Company is no longer bound by the ongoing litigation involving PT Ventures, Unitel, and Unitel’s other shareholders.

The group of assets and liabilities of the African operations are stated at the lower of their carrying amounts and their fair values less costs to sell, and are consolidated in the Company’s statement of profit or loss since May 5, 2014. The Company maintains its efforts to sell the remaining assets.

The main components of the assets held sale and liabilities associated to assets held for sale of the African operations are as follows:

	Operations in Africa
	03/31/2020[1]	12/31/2019[1]
Held-for-sale assets	429,905	4,271,348
Cash, cash equivalents and cash investments	70,600	63,993
Accounts receivable	128,009	113,699
Dividends receivable (i)		2,435,014
Held-for-sale asset (i)		1,474,699
Other assets	88,524	74,300
Investments	9,378	4,916
Property, plant and equipment	100,843	83,400
Intangible assets	32,551	21,327

Liabilities directly associated to assets held for sale	149,973	491,225
Borrowings and financing	11,737	11,589
Trade payables	48,206	37,119
Other liabilities	90,030	442,517

Non-controlling interests (ii)	36,656	146,180

Total held-for-sale assets, net of the corresponding liabilities – consolidated	243,276	3,633,943
Intragroup eliminations		(212,881)
Total assets held for sale – parent company	243,276	3,421,062
Investments in Africa	243,276	3,421,062

1 The non-operating companies started to be consolidated in the balance sheet beginning December 31, 2019. As at March 31, 2020, these assets and liabilities total R$1,478,159 and R$95,000 (R$326,229 and R$78,113 at December 31, 2019), respectively.

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01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(i)          As at December 31, 2019, represented the indirect interest held by PT Ventures in the dividends receivable and the fair value of the financial investment in Unitel, both classified as held for sale. The assets from the investment held in PT Ventures were measure substantially at the fair value of the investment for sale, which occurred on January 23, 2020, as referred to above. As at March 31, 2020, the claim receivable from the sale of PT Ventures amounts to R$843,760.

(ii)         Represented mainly by the Samba Luxco’s 14% stake in Africatel and, consequently, in its net assets.

(b)             Nonstrategic assets

On July 16, 2019, the Company disclosed to the market its strategic plan, approved by the Board of Directors, focusing on the improvement of the operating and financial performance, using a sustainable business model, for the purpose of maximizing the Company’s value, in the context of the judicial reorganization proceeding.

The plan prescribes that part of the financing of the investment strategy will be ensured by selling of the Company’s nonstrategic assets. These assets consist basically of: (i) investment in Unitel, (ii) towers; (iii) datacenter; (iv) properties, among other assets. The Company is engaged in and focused on promoting the sale of said assets, as mentioned, including in Note 31(d), and will take all the necessary actions to implement said Plan in the coming periods.

In March 2020, the assets and liabilities associated with real estate and mobile towers were stated in held-for-sale assets, in line with the Company's strategic plan and intention. Management assessed and determined that the other nonstrategic assets do not substantially meet the presentation and measurement requirements set forth by CPC 31, Held-for-Sale Noncurrent Assets and Discontinued Operations, and therefore continue to be stated in the group ‘Property, Plant and Equipment’ (Note 16).

31.            OTHER INFORMATION

(a)             Agreements entered into by the Company, TmarPart, and Pharol related to the cash investments made in Rio Forte commercial papers

On June 30, 2014, the Company was informed, through a market notice disclosed by Pharol, of the investment made by PTIF and PT Portugal (both, collectively, “Oi Subsidiaries”), companies contributed by Pharol to Oi in the Company’s capital increase in May 2014, in a commercial paper of Rio Forte Investments S.A. (“Securities” and “Rio Forte”, respectively), a company part of the Portuguese group Espírito Santo (“GES”), when both PTIF and PT Portugal were Pharol subsidiaries.

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01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

In light of the default of the Securities by Rio Forte, on September 8, 2014, after obtaining the proper corporate approvals, the Company, the Oi Subsidiaries, TmarPart, and Pharol entered into definitive agreements related to the investments made in the Securities. The agreements provided for (i) an exchange (the “Exchange”) through which Oi Subsidiaries would transfer the Securities to Pharol in exchange for preferred and common shares of the Company held by Pharol, as well as (ii) the assignment by Oi Subsidiaries of a call option on the Company shares to the benefit of PT (“Call Option”).

On March 31, 2015, the Company published a Material Fact Notice on the completion of the Exchange.

The Option became vested with the completion of the Exchange, beginning March 31, 2015, exercisable at any time, over a six-year period, and the number of shares covered by the Option will be decreased at each March 31st.

By March 31, 2020, Pharol had not exercised the Option, in whole or in part, on the Shares Subject to the Option. Accordingly, the following are no longer subject to the Option: (i) beginning March 31, 2016, 4,743,487 common shares and 9,486,974 preferred shares issued by the Company, equivalent to 10% of the Shares Subject to the Option; (ii) beginning March 31, 2017, another 8,538,277 common shares and 17,076,554, equivalent to 18% of the Shares Subject to the Option; (iii) beginning March 31, 2018, another 8,538,277 common shares and 17,076,554 preferred shares equivalent to 18% of the Shares Subject to the Option; (iv) beginning March 31, 2019, another 8,538,277 common shares and 17,076,554 preferred shares equivalent to 18% of the Shares Subject to the Option; and (v) beginning March 31, 2020, another 8,538,277 common shares and 17,076,554 preferred shares equivalent to 18% of the Shares Subject to the Option. There are also 8,538,277 common shares and 17,076,554 preferred shares and Pharol will no longer be entitled to exercise the Option on these shares on March 31, 2021.

As at March 31, 2017, the fair value of the Call Option is estimated at R$6 million calculated by the Company using the Black‑Scholes model and theoretical share volatility assumptions, using the Revenue Approach valuation technique laid down by paragraphs B10 and B11 of CPC 46/IFRS 13 Fair Value Measurement.

(b)             Punitive Administrative Proceedings at the CVM

In December 2018, we became aware that the CVM, in the exercise of its duties, initiated two punitive administrative proceedings for acts conducted in connection with the corporate restructuring announced in October 2013 involving Oi and Pharol (former Portugal Telecom), and the capital increase through the public offer of Oi shares concluded in May 2014, for an alleged breach of the Corporate Law, to hold liable certain executives, officers and controlling shareholders at the time of the events.

The Company is not a party to these proceedings. With regard to the indicted executives, if they are held liable in these Punitive Administrative Proceedings, they will be subject to a penalty, which may range from a warning to a temporary disqualification, during up to 20 years, to hold a management or member of the supervisory board position of a publicly-held company, entity of the securities distribution system, or other entities that depend of CVM authorization or registration.

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NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(c)             Operation: Mapa da Mina

On December 10, 2019, the Brazilian Federal Police launched the 69th phase of Operation: Lava Jato (Car Wash), named “Operation: Mapa da Mina” (Mine Plan) (Criminal Search and Seizure Order No. 5024872-64.2018.4.04.7000/PR - 13th Federal Criminal Court of Curitiba), one of the main targets of which was Fábio da Silva, son of former president Luiz Inácio Lula da Silva. The investigation, which has neither the Company nor any of its current officers as defendants, is based on a suspected transfer of several companies to Gamecorp and Grupo Gol, in exchange for alleged benefits from the Federal Government. As a result of such investigation, Company buildings in the States of São Paulo and Rio de Janeiro, and in Brasília were searched and documented were seized. Since then, the Company has cooperated with the investigations by making all the clarifications and delivering all the documents requested. On March 12, 2020, the 4th Region Federal Court granted an habeas corpus (Habeas Corpus No. 5052647-8.2019.4.04.000/PR) was granted, requiring that the records of said Operation be sent to the São Paulo Judiciary Section, after concluding that there was no connection between the facts reported in the investigation and those verified in Operation: “Lava Jato”. Internally, the Company informs that since 2015 it has retained the law firm Tozzini Freire Advogados as external independent auditor to conduct a forensic investigation addressing all the allegations in the case file, which has updated these analyses due in light to the new facts pointed out in Operation: “Mapa da Mina”. Such investigations were completed without evidence of illegal actions committed by Company representatives.

Among the initiatives undertaken, the Company has created a Multidisciplinary Committee consisting of members from different departments, such as the legal, compliance, internal audit and accounting department, to determine the main procedures to be performed, and set a schedule of relevant activities in response to the allegations of said investigation involving the Company and its subsidiaries. In this regard, the Multidisciplinary Committee determined the following procedures: (i) retain a renowned, specialized law firm, independent from the Company and its subsidiaries, to conduct an internal investigation on the allegations made in the Federal Public Prosecution Office (MPF) and the Brazilian Federal Police (PF) investigations; (ii) request an assessment by the outside legal counsel of the results of said internal investigation to be conducted by the specialized law firm, if applicable; (iii) request an assessment by the outside legal counsel of possible legal and regulatory impacts in Brazil and in the United States, regarding all allegations made in the investigation, considering the applicable anticorruption legislation and/or illegal activities; (iv) request an assessment by the compliance department to determine whether any material weaknesses in the internal control environment existing at the time covered by the investigations still persist in the current Company governance and internal control scenario; (v) conduct periodic meetings to follow up on the status of the assessments to be carried out; and (vi) submit of the results of all assessments to be carried out to the members of the Audit, Risk and Controls Committee ("CARC"), which reports to the Company's Board of Directors. In this context, the specialized law firm concluded its internal independent investigation in February 2020. Based on interviews, information and documentation submitted by the Company’s management, and due to the constraints imposed by the time period covered by said investigation (2003-2019), no indications of illegalities committed by the Company were identified linked to the allegations made by the MPF and the PF in the “Operation: Mine Plan” investigation. This internal use report was extensively discussed and presented to the members of the Multidisciplinary Committee, as well as to the members of the CARC.

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NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(d)             Commitment to sell a property

As disclosed to the market on January 30, 2020 and February 26, 2020, the Company sold a property it owned, located at Rua General Polidoro nº 99, Botafogo, in the city of Rio de Janeiro, to Alianza Gestão de Recursos Ltda., for the amount of R$120.5 million, on February 21, 2020, as part of its project to sell noncore assets, as set forth by the Company’s Judicial Reorganization Plan and Strategic Plan (Note 30 (b)).

The transaction was authorized by the Judicial Reorganization Court, after obtaining the favorable opinion of the Rio de Janeiro State Public Prosecution Office and the Judicial Administrator. Likewise, ANATEL confirmed the removal of the Property from the Company’s List of Reversible Assets.

(e)             Third-party opinions on the Company's Mobile business

On March 10, 2020, the Company disclosed to the general market in a material fact notice, that its financial advisor, Bank of America ("BofA") received statements from third parties expressions of interest in the Company's mobile business. To date, however, there is no commitment from the Company or any of these third parties to proceed with such sale and no binding instrument has been entered into to this respect. Even though there may be future developments in the analysis for a potential formal negotiation process, the Company continues to analyze all the existing alternatives that may bring more efficiency to the implementation of its Strategic Plan.

(f)              Potential effects of the COVID-19 pandemic

On January 31, 2020, the World Health Organization announced that COVID-19 was a global health emergency and on March 3, 2020, the World Health Organization categorized COVID-19 as a pandemic. The COVID-19 pandemic has resulted in numerous deaths and the imposition of local, municipal and national governmental “shelter-in-place” and other quarantine measures, border closures and other travel restrictions, causing unprecedented economic disruption in much of the world, including in Brazil.

The local, national and international response to the virus is quickly developing, fluid and uncertain. During March and April 2020, state, local and municipal authorities within Brazil promoted and enforced social isolation and quarantine measures and have enacted regulations limiting the operations of “non-essential” businesses. In mid-March 2020, Rio de Janeiro and other Brazilian states declared states of emergency. In accordance with the recommendations of the authorities, the Company transitioned a substantial majority of its employees to work from home.

Although the COVID-19 pandemic has no effect on the Company historical results of operations, there are many potential effects of this pandemic on its short- and medium- term business operations and, consequently, its results of operations. In March 2020, the Company established a crisis response team to focus on ensuring the full business continuity of its operations, the health and safety of its employees, and the establishment of a formal process to monitor, analyze and respond to the potential impacts of the pandemic.

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BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
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COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

As of the date of this report, the Company has detected few cases of COVID-19 in its employees and the human resources department monitors daily suspected or confirmed cases. As one a measure designed to protect its employees, the Company has instituted a “work-from-home” policy for all of its employees for whom the demands of their work permit this arrangement, constituting approximately 84% of its work force, and have been able to do so without any interruption of their activities. For its remaining employees, for example, the Company field service technicians and operators in its call centers, the Company has complied with all health care recommendations of the World Health Organization and the Brazilian Ministry of Health.

The Brazilian government has determined that the telecom sector is an essential service, which allows the Company to continue its field maintenance activities without violating restrictions on movement that have generally been imposed to combat the pandemic.

Although there has not been sufficient history with the Company operations under the pandemic and the related public health measures to provide significant analysis of the potential financial impact, the Company believes that demand for telecommunications services, including services provided by the Company during the pandemic has grown significantly. In order to service this demand and to ensure continuity of its services, the Company moved quickly to activate new circuits in its backbone infrastructure and has not experienced any significant decline in the operation and reliability of its networks.

Since the outbreak of the pandemic, the Company has closed its retail stores and many of its distribution channels for the Company’s mobile service have been unable to operate, although some of its physical points-of-sale, such as grocery stores, pharmacies and convenience stores, have continued to operate. As a result, the Company believes that new activations by mobile customers will be substantially reduced for the quarantine period. However, as these store closures affect all operators in the mobile business equally, the Company expects that there will be substantially reduced levels of churn during this period. In addition, the Company expects that revenue for SIM card recharges will be adversely affected for the quarantine period as the number of points-of-sale that offer these services has been substantially reduced.

Since the outbreak of the pandemic, the Company has curtailed significantly its door-to-door sales channel for residential services, including broadband, but has been able to maintain its telemarketing and teleagent sales channels. The Company has experienced a significant surge in demand for its broadband services, including services delivered through its expanding FTTH network, both from residential and B2B customers as they establish remote work operations. Because its sales channels for these services depend less on physical presence in sales locations than its mobile services, the Company does not expect the reduction in new activations or upgrades in services to be affected to the same degree as in its mobile services.

The Company expects that the public health measures adopted in Brazil will have significant impacts on the income and purchasing power of many of its subscribers, particularly low-income subscribers and SMEs, some of whom may cease operations, although the Company has not yet been able to gather data to analyze the extent of these impacts. In addition, the Company has begun to experience some delays in payments from some of its corporate and governmental customers. Against this backdrop, the Company expects an increase in late-payments, customer defaults and expected losses on trade receivables. The Company has instituted some measures to assist its customers during the pandemic, for example, providing deferrals of payment deadlines by up to 10 days upon request of its customers and entering into payment plans with some of its customers under which it will forbear the collection of interest and late charges. These measures are likely to have an adverse effect on revenue and operating cash flow during the period over which they are effective, although the Company does not have sufficient experience with the effects of these measures to reliably estimate the quantitative effects of these measures.

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01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The Company does not expect significant negative effects on its ongoing maintenance activities and FTTH expansion project as a result of the pandemic and the public health measures introduced to combat the pandemic. The Company has experienced some negative effects relating to the deployment of field teams, primarily related to the difficulty of obtaining lodging and meals and, in some instances, the difficulty in arranging transportation between cities, due to the public health restrictions. However, as a result of the determination that the telecom sector is an essential service, the general public health restrictions applicable to the population have not generally applied to the Company staff of field technicians.

The Company continues to have regular communications with its equipment vendors to assess the impacts of the pandemic on their production and inventories to ensure that deliveries of equipment will continue to be made on a timely basis. As of the date of this annual report, the Company has not suffered any negative impacts in its supply chain for equipment and has not been advised that any significant disruptions are expected.

The Company continues to monitor the effects of COVID-19 and the public health measures adopted in Brazil on its results of operations and cash flows to assess whether any of its assets have been impaired. As of the date of this annual report, the Company does not have sufficient history with its operations under the pandemic and the related public health measures to assess whether any impairment of its assets will be required.

32.            EVENTS AFTER THE REPORTING PERIOD

a)          Capital increase in subsidiary

The Extraordinary Shareholders’ Meeting held on June 8, 2020 approved the increase of the capital of indirect subsidiary BrT Multimídia, without the issue of new shares, in the amount of R$822,673. This capital increase was fully paid in by the shareholder, the Company’s indirect subsidiary, Oi Móvel, through the contribution of net assets subject matter of the Appraisal Report issued by a specialized firm, consisting of tangible and intangible assets related to FTTH (Fiber-to-the-Home) operations and consumables used in the FTTH expansion, and the balance of dividends payable to its parent company.

Consistently with the Strategic Plan released in July 2019, which focus on the expansion of the fiber optics network, indirect subsidiary BrT Multimídia will concentrate the fiber optic telecommunications infrastructure for the purpose of fast-tracking investments and reaching the largest number of households that have a demand for such high-speed technology and service quality, while assuming a relevant role in the creation of the main infrastructure provider for other telecommunications operators in Brazil.

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BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
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COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

b)          Amendment to the Judicial Reorganization Plan

Oi S.A. – In Judicial Reorganization (“Oi” or the “Company”), in accordance with article 157, paragraph 4, of Law No. 6,404/76 (“LSA”) and further to the Material Fact disclosed on February 28, 2020, hereby informs its shareholders and the market in general that, on this date, the Company filed with the 7th Commercial Court of Rio de Janeiro (“RJ Court”) a proposed amendment to its Judicial Reorganization Plan (“Amendment to the JRP”), in the form provided therein, primarily aiming at the sustainability of its business, through the reorganization and simplification of the Oi Group from a corporate and operational standpoint, so as to ensure greater financial flexibility and efficiency. These adjustments will also facilitate the Company’s access to the financial market to raise new funds necessary to rationally settle its debt and enable the execution not only of its Judicial Reorganization Plan (the “Plan” or “JRP”), but also its Strategic Plan, which aims to reposition the Company, create value for all its stakeholders and ensure long-term sustainability.

The Amendment to the JRP will still be submitted to a vote at a General Creditors’ Meeting (“New GCM”) and later to the judicial ratification of the RJ Court, and therefore its terms and conditions and the measures provided therein may still be adjusted.

1.         Objectives of the Amendment to the JRP.

The Amendment to the JRP seeks to allow the Oi Group to make the execution of its long-term plan possible, with the necessary settlement of its debts, in the current context, and the continuity of its activities in accordance with the aforementioned JRP and its Strategic Plan.  The main objective of the Company’s strategy is to transform its business model, focusing on the use and rapid expansion of its extensive fiber optic infrastructure as a competitive edge, including its transportation networks (backbone, backhaul and data network), and primary and secondary access networks (dedicated links, metropolitan rings and FTTH access networks), to enable and support high-speed connection and service needs for its residential, business, corporate and government customers, as well as the provision of infrastructure services for other telecommunications service providers in Brazil, including enabling connections to the new 5G technology.

The implementation of this strategy will be made possible with the continuity of the process of divestment of assets, the potential participation in movements for the consolidation or sale of its mobile business, and the adoption of the model known as structural separation, which allows the formation of separate entities  for investments in, and operation and maintenance of, the telecommunications infrastructure and for the provision of services to its end customers, including product development, marketing, sales and customer service activities. With this, the aim is to make the Oi Group’s business model more sustainable, with a focus on its main competitive advantages, structured in an efficient and focused manner, and to ensure the continuity of the Oi Group and the consequent compliance with the means of recovery and payment of all restructuring credits.

The Amendment to the JRP seeks to provide flexibility for the Company to achieve the strategic objectives described above. The primary objectives of the Amendment to the JRP are, among others:

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BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
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NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(i)

to allow for the creation of distinct isolated production units (“UPIs”), by segregating certain businesses and assets of the Oi Group and disposing of them with the protections and benefits afforded by Law No. 11,101/2005 (the Reorganization and Bankruptcy Law, “RBL”), thus ensuring the maximization of its value and the generation of the necessary resources to pay restructuring creditors and the obligations of the companies under judicial reorganization (the “Recovering Entities”);

(ii)	to improve payment conditions for a substantial part of small creditors in order to reduce litigation and repay this type of creditor more quickly, as determined by the RJ Court;
(iii)	to allow the Recovering Entities to enter into financings and obtain other additional funding to maintain the necessary investments and pay their creditors; and
(iv)

to allow the segregation of certain fiber and infrastructure assets in a company belonging to the Oi Group, with the goal of creating a more flexible and efficient corporate structure to accelerate investments in the expansion of the fiber optic network, so that such company may access the financial and capital markets and raise additional funds at lower costs, which would spare the exclusive use of resources generated by the Recovering Entities’ own operations, thereby strengthening their operational structure.

2.         UPIs provided for in the Amendment to the JRP.

The Amendment to the JRP provides for the segregation of 4 (four) UPIs from the assets, liabilities and rights of Recovering Entities associated with (a) the operation of telephony and data in the mobile communications market (“Mobile Assets UPI”); (b) passive infrastructure (“Towers UPI” and “Data Center UPI”); and (c) the operation of telecommunications networks (“InfraCo UPI”).

The UPIs will be formed as special purpose stock entities (“SPEs”) and may be sold, in specific models suited to each type of UPI described above, in order to pay indebtedness and generate the resources necessary to expand the fiber infrastructure and related services, which are the main focus of the Oi Group’s strategy. The sale of the UPIs aims to allow Oi to maximize the economic value of its investments by expanding its residential and business access services throughout Brazil, utilizing its network elements more efficiently and creating new possibilities for the use of these networks by other operators and service providers in the telecommunications sector, subject to applicable legislation and regulations, as well as to authorization from the competent authorities, as applicable.

Detailed information about the composition of each UPI and the terms and conditions applicable to their sale, including those related to structure and price, is described in the Amendment to the JRP.

2.1.      InfraCo UPI SPE.

The InfraCo SPE will bring together infrastructure and fiber assets related to the Oi Group’s access and transport networks already included in its capital, either in the form of a direct assignment, or in the form of an indefeasible right of use assignment (IRU), as well as new infrastructure investments yet to be made, with the goal of accelerating investments in the expansion of its fiber optic networks, based on a more flexible and efficient capital structure and a greater ability to attract and use new resources. Upon the implementation of the measures provided in the Plan, InfraCo SPE will be an affiliate of the Company and will seek the necessary resources in the market to finance its investments, in order to expand the Oi Group’s activities in fiber optics and serve a greater number of customers in all segments across the country.

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NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The Amendment to the JRP provides that Oi will maintain a material stake in the capital stock of InfraCo SPE, with measures to ensure its active participation in the creation and expansion of a leading national company in fiber optic infrastructure. As already occurred in other countries, the creation of InfraCo SPE is consistent with the logic of structural separation between the service company and the infrastructure company, with the aim of maximizing value through greater efficiency and innovation, with clear strategies focused on the customer experience and product and service innovation, on one hand, and the widespread expansion of fiber infrastructure and optimization of its technical operation, on the other.

InfraCo UPI will be composed of 100% of the shares issued by the SPE that will own the assets and retain the liabilities related to the fiber optic and infrastructure activities described in Annex 5.3.4 of the Amendment to the JRP, which provides for the partial sale of InfraCo UPI through a competitive process, under the terms of the RBL, through the submission of sealed bids for the partial sale of the voting shares of InfraCo SPE. Such competitive process must ensure the Company a minimum payment of R$6.5 billion, as well as the guarantee by the new investors of the full payment of the InfraCo Debt provided for in Clause 5.3.7.1 of the Amendment to the JRP and the compliance with its invesment plan, pursuant to certain parameters to be established in the Competitive Process Notice. As a result of the partial sale of InfraCo UPI, a stake equal to 51.0% of the voting shares of InfraCo SPE, and not higher than 51.0% of its economic capital, will be ensured to the acquirer. The Recovering Entities will have the right, at their sole discretion, to determine the split of the capital stock of InfraCo SPE into common and preferred shares of InfraCo SPE during the sale, in accordance with the limits established by law, thus ensuring to the Company the preservation of a material economic stake, even as a way to guarantee the fulfillment of its obligations with the creditors of the JRP.

2.2.      Mobile Assets UPI, Towers UPI and Data Center UPI.

Mobile Assets UPI will be composed of 100% of the shares issued by the SPE that will own the assets and retain the liabilities related to the mobile communication activities described in Annex 5.3.1. of the Amendment to the JRP, which provides for the sale of Mobile Assets UPI through a competitive process, under the terms of the RBL, through the submission of sealed bids for the acquisition of 100% of the shares of Mobile SPE, with the payment of the price of at least R$15.0 billion in cash.

Mobile Assets UPI will be awarded to the bidder who offers the highest price above the minimum price, provided that the Recovering Entities may select the second highest bid, so long as the price of such bid is not more than 5% lower than the highest bid and reasonably determine that the second highest bid provides greater legal assurances and certainty for the closing of the sale of the Mobile Assets UPI as proposed, given the necessary regulatory and antitrust approvals, provided further that the selection of the second highest bidder is not opposed by more than 50% of the restructuring credits in the judicial reorganization proceedings. The same will apply in case two bids below minimum price are submitted. The Amendment to the JRP also establishes mechanisms to define the conditions for the approval of bids, in order to provide greater legal assurance and certainty for the closing of the proposed sale, provided that more than 50% of the restructuring credits do not object.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Towers UPI will be composed of 100% of the shares issued by the SPE that will own the assets and retain the liabilities related to the activities of outdoor and indoor transmission and radio frequency towers described in Annex 5.3.2 of the Amendment to the JRP, which provides for the sale of Towers UPI through a competitive process, under the terms of the RBL, through the presentation of sealed bids for the acquisition of 100% of the shares of Towers SPE held by the Recovering Entities, with the payment of the price of at least R$1.0 billion in cash.

Data Center UPI will be composed of 100% of the shares issued by the SPE that will own the assets and retain the liabilities related to the data center activities described in Annex 5.3.3 of the Amendment to the JRP, which provides for the sale of the Data Center UPI through a competitive process, under the terms of the RBL, through the submission of sealed bids for the acquisition of 100% of the shares of the Data Center SPE, with the payment of the minimum price of R$ 325.0 million in cash, of which at least R$ 250.0 million will be paid promptly and the balance may be paid in installments; provided that the investor whose binding proposal (obtained in a market prospecting process carried out by Bank of America, Oi’s financial advisor) set this minimum price will have the right to match the best bid submitted at the Data Center UPI auction (right to match). In this way, Oi provides greater legal assurances and certainty to the sale closing at the proposed price, while also allowing, by means of a competitive process, any interested party to offer a value higher than the proposed price, for the benefit of the Recovering Entities.

3.         Payment of Creditors.

The Amendment to the JRP provides for the possibility of adjustments in the payment conditions of restructuring creditors, as well as for mechanisms that allow or compel the Company to pay certain credits subject to the Plan in a shorter term than that provided for in the judicially ratified JRP.

Detailed information on the expected payment proposals for each class of creditors are described in the Amendment to the JRP.

3.1       Labor claims.

The Amendment to the JRP provides that labor creditors whose claims have not been fully settled by the time of the New GCM will have their claims up to R$50,000 paid within a maximum term of 30 days from the date of judicial ratification of the Amendment to the JRP, provided that such labor claims (i) are recorded in the judicial administrator’s creditor list; or (ii) are the subject of a final decision that closes the respective proceedings and ratifies the amount due to the respective creditor; or (iii) in the case of creditors arising from the losing party’s fees, a decision has been made with respect to a qualification or opposition procedural issue judicially assigned by the time of the New GCM, so long as such creditors select this form of payment.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

3.2       In Rem Secured claims.

The Amendment to the JRP provides that in the event of the sale of Mobile Assets UPI, the Oi Group will be required, within 30 days of liquidation, to allocate a portion of the Net Proceeds from the Sale of Mobile Assets UPI (as defined in the Amendment to the JRP) to prepay 100.0% of the outstanding amount of the In Rem Secured Claims (in accordance with the conditions set forth in the Amendment to the JRP). Alternatively, the In Rem Secured Creditors may elect to (1) transfer the remaining balance of their respective claims held exclusively against Oi Móvel to the Mobile SPE, pursuant to Clause 4.2.5.2 of the Amendment to the JRP, or (2) use up to the full amount of the outstanding balance of the respective claims in projects to finance the operations of the Recovering Entities or its affiliates.

3.3       Unsecured claims.

3.3.1    Unsecured Class III Claims.

3.3.1.1  Linear Pay Option

Under the terms of the Amendment to the JRP, within 45 days of the New GCM, the Unsecured Class III Creditors (as defined in the Plan), with credits in the amount of up to R$3,000 that have not yet been fully settled by the time of the New GCM and that have submitted a qualification or opposition procedural issue by the time of the New GCM may opt for the receipt of their credit amount in full on the electronic platform to be made available by the Oi Group at the web address www.credor.oi.com.br. The option to receive R$3,000 may be exercised, within the same term, by Unsecured Class III Creditors with credits in excess of R$3,000, provided that (i) the credits have not yet been fully settled by the time of the New GCM; (ii) they have already submitted a qualification or opposition procedural issue by the time of the New GCM; and (iii) at the time the option is made, such creditors grant to the Recovering Entities, on the same platform, a settlement for the full amount of their respective credits.

3.3.1.2  Buyback Obligation in Liquidity Events

The Amendment to the JRP amends Clause 5.2 of the JRP to provide for the prepayment obligation, at a discount, by the Recovering Entities, of the creditors mentioned therein also in the event of one or more Liquidity Events (as such term is defined in the Amendment to the JRP) in the first five years counted from the judicial ratification of the JRP. To this end, the Amendment to the JRP establishes that the Oi Group must allocate 100.0% of the Net Revenue from Liquidity Events (as such term is defined in the Amendment to the JRP) exceeding R$6.5 billion to prepay the credits held by Unsecured Creditors provided for in such Clause, in up to three payment rounds, as described in Clause 5.4 of the Amendment to the JRP.

3.3.1.3  Partnered Creditors Loans

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Under the terms of the Amendment to the JRP, Oi or its subsidiary InfraCo SPE may raise new funds through credit lines contracted with Unsecured Creditors, up to the amount of R$3.0 billion, guaranteeing equality and opportunity for all Unsecured Creditors, through the prior disclosure of a public notice containing all the terms and conditions of the loan to be contracted in the respective round (“Partnered Creditors Loan”). The conditions of the Partnered Creditors Loan are described in Clause 5.6.5.2 of the Amendment to the JRP. In return for participation in the Partnered Creditors Loan, each creditor will be entitled to the prepayment of its respective credit in an amount equal to 1/3 (one third) of the loan amount offered by such creditor that is effectively used by Oi or InfraCo SPE, under the conditions set forth in Clause 5.6.5.3 of the Amendment to the JRP.

3.3.1.4  Reverse Auction

The Amendment to the JRP allows the Recovering Entities, at any time during the period of five years counting from the judicial ratification of the Amendment to the JRP, to undertake one or more rounds of advance payment of Unsecured Creditors who offer their respective credits with the highest discount rate in each round (“Reverse Auction”). In each Reverse Auction, the Unsecured Creditor who presents the highest discount percentage over the total amount of its credits will be considered the winner, and so on, under the conditions set forth in Clause 4.7.1 of the Amendment to the JRP.

The specific conditions of each Reverse Auction, including any restrictions and minimum discount rules for participation, will be detailed in the respective notice to be disclosed prior to the Reverse Auction, at the web address www.recjud.com.br, and subsequently sent to Unsecured Creditors interested in registering, as set forth in Clause 4.7.4 of the Amendment to the JRP.

3.3.2    Unsecured ME/EPP Creditors listed in Class IV.

Under the terms of the Amendment to the JRP, within 45 days of the New GCM, the Unsecured ME/EPP Creditors listed in Class IV (as defined in the Plan) with claims up to R$35,000 that have not yet been fully paid at the time of the New GCM and that submitted a qualification or opposition procedural issue by the time of the New GCM may opt to receive the full amount of their credit on the electronic platform to be made available by the Oi Group at www.credor.oi.com.br. The option to receive R$35,000 may also be exercised, within the same term, by the unsecured ME/EPP Creditors listed in Class IV, with credits of more than R$35,000, provided that (i) the credits have not yet been fully paid at the time of the New GCM; (ii) a qualification or opposition procedural issue submitted by them has already been judicially assigned by the time of the New GCM; and (iii) at the time the option is exercised, such creditors grant to the Recovering Entities, on the same platform, settlement of the full amount of their respective credits.

4.         Closing of the Judicial Reorganization.

Under the terms of the Amendment to the JRP, the judicial reorganization will be closed upon the settlement and effective transfer of Mobile Assets UPI to its respective purchaser, or at an earlier time, if approved by the RJ Court after requested by the Recovering Entities.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 03/31/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

5.         Oi’s operations after the implementation of the measures provided for in the Amendment to the JRP.

If the corporate restructuring for the segregation of the UPIs and the disposal of the UPIs are implemented as set forth in the Amendment to the JRP, the Company will maintain all operations, assets, rights and obligations not expressly transferred to the UPIs, including certain fiber optic assets, fiber and copper backbone and backhaul assets related to the Oi Group’s transportation network, residential, business and corporate customers (including those of a state-owned nature), in addition to digital and IT services (Oi Soluções), as well as field maintenance and installation operations (SEREDE) and customer service (BTCC).

With such measures, it is expected that this set of assets will be sufficient to ensure the continuity of the Company’s operations and the payment of its debts under the terms of the Amendment to the JRP.

Other information regarding the Amendment to the JRP and the implementation of the measures set forth therein is contained in the documents disclosed on this date by the Company and available on its website (www.oi.com.br/ri) and on CVM’s Sistema Empresas.NET (www.cvm.gov.br).

6.         Entire Amendment to the JRP.

The entire Amendment to the JRP is available for the Company’s shareholders at the Company’s headquarters and on the websites of the Company (www.oi.com.br/ri), the CVM’s Sistema Empresas.NET (www.cvm.gov.br), and the B3 S.A. – Brasil, Bolsa, Balcão (www.b3.com.br). A copy of the material submitted to the CVM will also be translated into English and submitted to the U.S. Securities and Exchange Commission on Form 6-K as soon as practicable.